Exhibit 3.9

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/17/2000
001253722 – 3230910
CERTIFICATE OF INCORPORATION
OF
FIBERNET HOLDCO, INC.
ARTICLE 1
          The name of the corporation (herein called the “Corporation”) is FiberNet Holdco, Inc.
ARTICLE II
          The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent 19901. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.
ARTICLE III
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“Delaware General Corporation Law”).
ARTICLE IV
          (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 170,000,000 shares, of which 150,000,000 shall be designated common stock, $.001 par value (“Common Stock”) and 20,000,000 shall be designated preferred stock, $.001 par value (“Preferred Stock”).
          (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them.

ARTICLE V
          The name and mailing address of the incorporator is as follows:

Name	Mailing Address
Nyisha Shakur	Mintz Levin Cohn Ferris Glovsky and
Popeo, P.C.
666 Third Avenue, 25th Floor
New York, New York 10017
ARTICLE VI
          The number of directors of the Corporation shall be fixed from time to time in the manner provided in the By-laws of the Corporation (the “By-laws”). The election of directors of the Corporation need not be by ballot unless the By-laws so require.
ARTICLE VII
          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE VIII
          The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.
ARTICLE IX
          (a) The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-laws of the Corporation.

          (b) From time to time any of the provisions of this Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this paragraph (b).
ARTICLE X
          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
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          IN WITNESS WHEREOF, I, the undersigned, being the sole incorporator named herein, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY, under penalties of perjury, that this is my act and deed and that the facts stated herein are truly set forth and, accordingly, I have hereunto set my hand as of May 17, 2000.

/s/ Nyisha Shakur
Nyisha Shakur
Sole Incorporator

CERTIFICATE OF DESIGNATION
OF
SERIES H PREFERRED STOCK
OF
FIBERNET HOLDCO, INC.
(a Delaware corporation)
          FiberNet Holdco, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
          FIRST: The name of the corporation (hereinafter the “Corporation”) is FiberNet Holdco, Inc.
          SECOND: The Certificate of Designation of the Series H Preferred Stock, $.001 par value, of the Corporation attached hereto as Exhibit A was duly adopted in accordance with Sections 141(f) and 151 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, Michael S. Liss, President of the Corporation, has executed this Certificate of Designation this 28th day of July, 2000.

FIBERNET HOLDCO, INC.
By:	/s/ Michael S. Liss
Michael S. Liss
President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 07/28/2000
001383618 – 3230910

Exhibit A
SERIES H PREFERRED STOCK
          1. Authorized Shares.
          750,000 shares of Series H Preferred Stock, $.001 par value (“Series H Preferred Stock”) of the Corporation have been authorized by the Corporation for issuance.
          2. Dividends.
               (a) The holders of Series H Preferred Stock shall be entitled to receive (i) dividends at the rate of 8% per annum (payable semi-annually) of the Base Amount (as adjusted from time to time as provided below) for each 12-month period (or portion thereof) ending December 31, calculated on the basis of a year of 360 days comprised of twelve 30-day months; and (ii) if a dividend (other than a dividend payable in shares of Common Stock) is declared during such semi-annual period on the Common Stock, (or any class thereof), subject to the approval or consent of the holders of the Series H Preferred Stock as provided in Section 4 hereof, an amount per share equal to the aggregate amount of dividends declared with respect to that number of shares of the Common Stock into which the Series H Preferred Stock then outstanding shall then be convertible pursuant to Section 5 hereof, divided by the number of shares of the Series H Preferred Stock then outstanding (together with the rate contained in Section 2(a)(i), the “Dividend Rate”) The “Base Amount” shall initially be $100.00 per share of the Series H Preferred Stock, in respect of which the dividend is being calculated. Such dividends shall be payable at the option of the Corporation in cash or in lieu of such cash payment by issuance of shares of Series H Preferred Stock to holders of Series H Preferred Stock; provided, however, that all accrued but unpaid dividends on the Series H Preferred Stock must be paid, in arrears, in cash, before payment of any cash dividends on any other series or class of capital stock of the Corporation.
               (b) Dividends on a share of Series H Preferred Stock shall accrue and be cumulative from and after the Original Issuance Date up to the first to occur of (i) a Liquidation or (ii) the conversion of such share of Series H Preferred Stock into Common Stock, Dividends shall be payable semi-annually when, as and if declared by the Board of Directors of the Corporation, on June 30 and December 31 of each year (each, a “Dividend Reference Date”), commencing on December 31, 2000. In the event that the full amount of a dividend in respect of any share of Series H Preferred Stock is not paid during any such six-month period or portion thereof, the Base Amount shall be increased by the amount of the dividend not paid, effective as of the immediately succeeding July 1 or January 1, as applicable. To the extent not paid on any such Dividend Reference Date, all dividends which have accrued on each share of Series H Preferred Stock outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon such Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Series H Preferred Stock until paid to the holder thereof. If any Dividend Reference Date occurs on a day other than a Business Day, any dividends otherwise payable on such Dividend Reference Date shall be paid on the next Business Day. Dividends shall be paid to the holders of record of the Series H Preferred Stock as their names shall appear on the share register of the Corporation on the record date for such dividend.
               (c) If the Corporation pays less than the total amount of dividends then accrued on the Total Preferred Stock, such cash payment or issuance of shares of Total Preferred Stock shall be made on a pari passu basis pro rata among the holders of the Total Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of the Total Preferred Stock held by each such holder. If and when any shares of Total Preferred Stock are issued under this Section 1(c) for payment of accrued dividends, such shares of Total Preferred Stock shall be deemed to be validly issued and outstanding and fully paid and nonassessable. After payment of all dividends owing to the holders of Total Preferred Stock, such holders shall share ratably (on an as if converted basis) in any dividends thereafter paid on the Common Stock.
               (d) In the event the Corporation shall fail to pay in full all accrued dividends on all shares of the Total Preferred Stock, then the Corporation shall not thereafter declare or pay or set apart for payment any dividend or other distribution upon, or purchase, redeem, or acquire for consideration, any shares of Common Stock or any other stock ranking on a parity with or junior to the Total Preferred Stock as to dividends.
               (e) Notwithstanding anything to the contrary in this Certificate of Designation, in the event any conversion (including into Common Stock), redemption or liquidation occurs as of a date other than a Dividend Reference Date, the holder of Series H Preferred Stock shall be paid a pro rata dividend equal to the dividend payable for that six month period ending upon the Dividend Reference Date multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last payment on a Dividend Reference Date and the denominator of which is the number of days contained between the applicable Dividend Reference Dates.
               (f) The amount of any dividends accrued on any share of the Series H Preferred Stock on any Dividend Reference Date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such Dividend Reference Date, whether or not earned or declared. The amount of dividends accrued on any share of the Series H Preferred Stock on any date other than a Dividend Reference Date shall be deemed to be the sum of (i) the amount of any unpaid dividends accumulated thereon to and including the last preceding Dividend Reference Date, whether or not earned or declared, and (ii) an amount determined by multiplying (x) the greater of the Dividend Rates by (y) a fraction, the numerator of which shall be the number of days from the last preceding Dividend Reference Date to and including the date on which such calculation is made and the denominator of which shall be the number of days contained between the applicable Dividend Reference Dates.
               (g) Immediately prior to authorizing or making any distribution in redemption or liquidation with respect to the Series H Preferred Stock (other than a purchase or acquisition of Series H Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all Total Preferred Stock), the Board of Directors of the Corporation shall, to the extent of any funds legally available therefor, declare a dividend in cash on the

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Series H Preferred Stock payable on the distribution date in an amount equal to any accrued and unpaid dividends on the Series H Preferred Stock as of such date.
               (h) Of the 750,000 authorized shares of Series H Preferred Stock, 250,000 shares may only be issued by the Corporation as in-kind dividends on previously issued shares of the Series H Preferred Stock in accordance with Section 2(a) and this subsection (h) and may not be issued for any other payment or consideration. If the Board of Directors elects (a “Dividend Election”) to pay the dividends in-kind by the issuance of shares of Series H Preferred Stock (a “Payment-in-Kind”), the Corporation shall promptly notify the holders of record of the Series H Preferred Stock entitled to such dividend of the election to make the Payment-in-Kind in lieu of cash dividends for a Dividend Reference Date. A Dividend Election for any particular Dividend Reference Date shall operate only for such Dividend Reference Date. Each Payment-in-Kind shall be equal in amount to that number of shares of Series H Preferred Stock that is equal in number to the aggregate cash dividend otherwise payable on any such Dividend Reference Date divided by $100, and shall be allocated on a pro rata basis to each holder entitled to receive such dividend. Certificates representing the shares of Series H Preferred Stock issuable on payment of any Payment-in-Kind shall be delivered to each holder entitled to receive such Payment-in-Kind (in appropriate denominations) as soon as practicable after the Dividend Election is made.
          3. Liquidation.
               (a) Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series H Preferred Stock shall be entitled to receive, pro rata on a pari passu basis with holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of the Series H Preferred Stock, an amount equal to the Liquidation Amount for each such share of Series H Preferred Stock before any distribution shall be made to the holders of the Common Stock or any other class of capital stock of the Corporation ranking junior to the Total Preferred Stock. If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Total Preferred Stock the full Liquidation Amount for each such series of Total Preferred Stock to which they shall be entitled, the holders of each such series of Total Preferred Stock shall share in any distribution of assets in accordance with such full Liquidation Amount (pro rata on a pari passu basis in accordance with the total Liquidation Amount for each such series of Total Preferred Stock that each such holder would have received had there been such sufficient assets). After the payment of the full Liquidation Amount for each such series of Preferred Stock to the holders of Preferred Stock, such holders of Preferred Stock shall share ratably (on an as if converted basis as adjusted for stock splits, stock dividends, combinations, recapitalizations and other events) with the holders of Common Stock in all remaining assets of the Corporation available for distribution to its stockholders; provided, that in no event will the holders of Preferred Stock receive upon a Liquidation more than the greater of the Liquidation Amount per share or the amount per share such holders would have been entitled to receive if such shares of Preferred Stock had been converted into Common Stock immediately prior to the Liquidation.

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               (b) Except with respect to holders that elect to convert their shares of Series H Preferred Stock into Common Stock, for purposes of this Section 3, the holders of a majority of the Series H Preferred Stock may elect to treat a Sale of the Corporation as a Liquidation.
               (c) The Corporation shall provide written notice to each holder of Series H Preferred Stock at least 20 days prior to any event of Liquidation or Sale of the Corporation. By giving written notice to the Corporation prior to any Liquidation or Sale of the Corporation, the holders of Series H Preferred Stock may, at their option, elect to forego their preference for Liquidation and have their shares of Series H Preferred Stock converted into Common Stock immediately prior to the event of Liquidation or Sale of the Corporation.
          4. Voting Rights.
               (a) Prior to the conversion of Series H Preferred Stock, the Series H Preferred Stock shall not be entitled to any vote and the holders thereof shall not be entitled to vote as stockholders of the Corporation, except as set forth in paragraph (b) of this Section 4.
               (b) So long as at least twenty-five percent (25%) of the shares of Series H Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least a majority of the shares of Series H Preferred Stock then outstanding, voting as a separate class, take any action to:
                    (i) be merged with or into any other corporation or entity;
                    (ii) sell all or substantially all of its assets to any third party;
                    (iii) authorize, designate or issue any shares of a new class or series of equity securities senior to the Series H Preferred Stock as to liquidation preference, redemption or dividends;
                    (iv) repurchase, redeem or retire any shares of Series H Preferred Stock or other stock ranking as to redemption, conversion, payment of dividends or distribution of assets on a parity with the Series H Preferred Stock (“Parity Stock”), except pursuant to any provision of this Certificate of Designation;
                    (v) repurchase, redeem or retire any shares of Common Stock or any other shares of stock of any class of the Corporation, whether or not presently authorized, ranking as to redemption, conversion, payment of dividends or distribution of assets junior to the Series H Preferred Stock (“Junior Stuck”);
                    (vi) amend the Certificate of Incorporation of the Corporation or this Certificate of Designation in any manner adverse to the holders of the Series H Preferred Stock (it being understood and agreed that the amendment of the Certificate of Incorporation for the purpose of authorizing or issuing securities with rights and preferences junior or pari passu with the rights and preferences of the Preferred Stock shall not be deemed to be adverse to the Purchaser);

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                     (vii) increase or decrease the authorized number of shares of Series H Preferred Stock or any other series of preferred stock; or
                    (viii) authorize or pay any dividend or other distribution (other than dividends payable to the holders of Series H Preferred Stock as contemplated by Section 2) with respect to the Preferred Stock or the Common Stock.
          5. Conversion.
               (a) Upon the terms set forth in this Section 5, each holder of each share of Series H Preferred Stock shall have the right, at such holder’s option, at any time and from time to time, to convert such share into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount for the Series H Preferred Stock by (B) the Conversion Price (as defined below) for the Series H Preferred Stock, as last adjusted for stock splits, stock dividends, combinations, recapitalizations and other events, and then in effect, by surrender of the certificate representing such share. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series H Preferred Stock shall be $10.00 for the Series H Preferred Stock, as adjusted pursuant to Section 5(f) below (the “Conversion Price”). The holder of any shares of Series H Preferred Stock may exercise the conversion right pursuant to this Section 5(a) by delivering to the Corporation the certificate for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and staling the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made or upon the consummation of a Qualified Public Offering as provided below, if applicable (in each such case, the “Conversion Date”). The Corporation shall give holders of Series H Preferred Stock reasonable prior notice of a Sale of the Corporation, including the price and material terms and conditions thereof, in other to provide such holders a reasonable opportunity to consider whether to convert the Series H Preferred Stock into Common Stock at or prior to such Sale of the Corporation.
               (b) Upon the consummation of a Qualified Public Offering, each share of Series H Preferred Stock shall automatically be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount for the Series H Preferred Stock for the share being converted by (B) the applicable Conversion Price, as last adjusted for stock splits, stock dividends, combinations, recapitalizations and other events, and then in effect. Notwithstanding the foregoing, upon a conversion under this subsection (b), the holders of the Series H Preferred Stock shall not have a right to receive or vote any shares of Common Stock unless and until the earlier to occur of (i) the filing of all notices and reports as may be required under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) and the expiration or early termination of the applicable waiting period under the HSR Act, or (ii) the delivery to the Corporation by the holders of the Series H Preferred Stock of a certificate stating that no filing under the HSR Act is required in order for the holders of the Series H Preferred Stock to receive or vote their shares of Common Stock upon conversion; provided further, following the earlier to occur of (i) or (ii), such right of the holders of Series H Preferred Stock to receive shares of Common Stock upon the conversion

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of their shares of Series H Preferred Stock pursuant to this subsection (b) shall automatically exist. The Corporation shall hold in escrow, pending satisfaction of either of the conditions set forth in (i) or (ii), the shares of Common Stock to which the holders of Series H Preferred Stock are entitled following the automatic conversion of their shares as a result of the consummation of a Qualified Public Offering. If required by the HSR Act, the Corporation shall promptly make any necessary filings under the HSR Act.
               (c) As promptly as practicable after the conversion of any shares of Preferred Stock into Common Stock under Section 5(a), 5(b) or
5(c) above, the Corporation shall issue and deliver upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 5(e) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date, and the rights of the holder of the shares of Preferred Stock so converted shall cease on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver, upon the written order of the holder of the certificate so surrendered for conversion, to the place designated by such holder, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.
               (d) Upon conversion, the Corporation will not be obligated to issue fractional shares of its Common Stock and shall distribute cash in lieu of such fractional shares. The number of full shares of Common Stock issuable upon conversion of each such the Series H Preferred Stock shall be computed on the basis of the aggregate number of shares of the Series H Preferred Stock to be converted. If fractional shares of Common Stock which would otherwise be issuable upon conversion of any such share are not issued, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.
               (e) The Conversion Price for each share of Series H Preferred Stock shall be subject to adjustment from time to time as follows:
               (i) If the Corporation shall, at any time or from time to time after the Original Issuance Date issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the applicable Conversion Price, then (x) with respect to any such issuance prior to completion of a Qualified Public Offering (including any shares issued in such Qualified Public Offering), the applicable Conversion Price as in effect immediately prior to each such issuance shall forthwith be lowered to a price equal to the issuance, conversion, exchange or exercise price, as

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applicable, of any such securities so issued and (y) with respect to any issuance after the completion of a Qualified Public Offering, the applicable Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered in accordance with
Section 5(e)(ii) below.
               (ii) If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the applicable Conversion Price, and in accordance with the provisions in Section 5(e)(i) above, then the applicable Conversion Price of each such series of Preferred Stock, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:
                    (A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the applicable Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by
                    (B) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately after the issuance of such Common Stock.
               (iii) For the purposes of any adjustment of the applicable Conversion Price pursuant to clauses (i) and (ii) above, the following provisions shall be applicable:
                    (A) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.
                    (B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value Per Share thereof notwithstanding any accounting treatment.
                    (C) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded Stock:
                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such

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options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5(e)(iii) (A) and 5(e)(iii)(B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;
                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 5(e)(iii)(A) and 5(e)(iii)(B) above);
                    (3) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to the Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and
                    (4) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to the Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights relaxed to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.
               (iv) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on

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conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.
               (v) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.
               (vi) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series H Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series H Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.
               (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least .1% in such Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustments. All calculations under Sections 5(e)(i) through 5(e)(vi) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.
               (viii) In any case in which the provisions of this Section 5(e) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series H Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) if applicable, paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 5(d) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares and such cash.
               (ix) Whenever the Conversion Price shall be adjusted as provided in Sections 5(e)(i) and 5(e)(ii), the Corporation shall make available for

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inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also file such statements with its transfer agent or agents for its Preferred Stock and Common Stock. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Preferred Stock affected by the adjustment at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of Section 5(e)(x) below.
               (x) If the Corporation shall propose to take any action of the types described in clauses (iv), (v) or (vi) of this Section 5(e), the Corporation shall give notice to each holder of shares of Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
               (xi) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series H Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series H Preferred Stock.
               (xii) Without duplication of any other adjustment provided for in this Section 5(e), at any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each holder of Series H Preferred Stock shall receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which it would have received had its shares of Series H Preferred Stock been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section 5 with respect to the rights of such holder of Series H Preferred Stock.

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               (xiii) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5(e) and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holders of Series H Preferred Stock against impairment.
               (xiv) The computations of all amounts under this Section 5(e) shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 5(e) have previously been made so as to maintain the relative economic interest of the Series H Preferred Stock vis a vis other securities issued by the Corporation.
               (xv) The Corporation shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all times less than or equal to the Conversion Price. The Corporation shall pay all issue taxes, if any, incurred in connection with the issuance of its Common Stock or other securities or properties on conversion of any shares of the Series H Preferred Stock, but the Corporation shall not pay any transfer or other taxes incurred by reason of the issuance of such Common Stock or other securities or properties in names other than those in which the share or shares of the Series H Preferred Stock surrendered for conversion may stand.
          6. Redemption.
               (a) The Corporation shall be obligated to redeem and shall promptly redeem all of the shares of Series H Preferred Stock, upon written request by the holders of a majority of the issued and outstanding shares of Series H Preferred Stock after the occurrence of a Triggering Event, for an amount per share equal to (i) the Liquidation Amount, plus (ii) on a per share basis, an amount equal to all dividends, if any, accumulated and unpaid, whether or not declared or earned (including any dividends thereon calculated through the date of redemption) (the “Mandatory Redemption Obligation”).
               (b) If and so long as the Mandatory Redemption Obligation with respect to the Series H Preferred Stock shall not fully be discharged, the Corporation shall not, directly or indirectly, declare or pay any dividend or make any distributions on, or purchase, redeem or retire, or satisfy any mandatory or optional redemption, sinking fund or other similar obligation in respect of, any Parity Stock or Junior Stock or warrants, rights or options exercisable for any such Parity Stock or Junior Stock (other than dividends or distributions payable in a particular class or series of such Parity Stock or Junior Stock, as the case may be, to holders thereof).

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          7. Definitions.
          As used herein, the following terms shall have the following meanings:
               (a) “Affiliate” shall mean, with respect to any Person, (i) a director or officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.
               (b) “Board” shall mean the Board of Directors of the Corporation.
               (c) “Change of Control of the Corporation” shall mean any transaction or any event as a result of which (i) any one or more Persons acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) after the Original Issuance Date 51% or more of any class of stock of the Corporation outstanding at the time having power ordinarily to vote for directors of the Corporation or (ii) the control of more than 51% of the number of shares of Common Stock held by Persons on the Original Issuance Date has been transferred (excluding transfers by and among such Persons) since the Original Issuance Date in the aggregate. For purpose of this paragraph (c), “Common Stock” shall include shares of Common Stock issuable upon exercise of warrants, options and other rights to acquire Common Stock outstanding on the Original Issuance Date, whether or not at the time exercised or exercisable.
               (d) “Common Stock” shall mean the Common Stock, par value $.001, of the Corporation.
               (e) “Common Stock Equivalent” shall mean all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all securities of the Corporation that are convertible, exchangeable or exercisable for Common Stock and all Common Stock appreciation rights, phantom Common Stock rights and other rights to acquire, or to receive or to be paid amounts of, the Common Stock.
               (f) “Excluded Stock” shall mean (A) up to 10,000,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock issuable upon exercise of stock options granted to officers, employees, consultants, vendors or directors of the Corporation or its subsidiaries, (B) shares of Common Stock issued upon conversion of shares of Total Preferred Stock, (C) shares of Common Stock issued upon exercise of any existing warrants, notes or other instruments convertible or exercisable for Common Stock as of the date hereof; and (D) Common Stock or other equity securities (“Strategic Issuances”) issued as part of a strategic arrangement or alliance by the Corporation or its Subsidiaries to building licensors, landlords, carriers, joint venture partners, vendors (other than equipment vendors and software vendors), consultants, lessors or lenders, and securities or instruments issued in connection with acquisitions, as each such transaction is approved by the Board of the Corporation, provided, that, such Strategic Issuances do not, in the aggregate, involve the issuance of securities accounting for in excess of five percent (5%) of the fully diluted outstanding Common Stock of

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the Company, including in the case of (A), (B), (C), and (D), any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options, warrants or shares, as the case may be.
               (g) “Fair Value Per Share” shall mean the fair value of each share of Stock, as determined in good faith by the Board.
               (h) “Liquidation” shall mean any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including without limitation a liquidation or reorganization under Chapter 11 of the United States Bankruptcy Code, as amended and as may hereinafter be amended), other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in Delaware.
               (i) “Liquidation Amount” shall mean the Original Issuance Price as to each share of Preferred Stock plus any accrued but unpaid dividends.
               (j) “Original Issuance Date” means the date of original issuance of the first share of the Series H Preferred Stock.
               (k) “Original Issuance Price” shall mean $15.00 per share for the Series D Preferred Stock, $15.00 per share for the Series E Preferred Stock, $30.00 per share for the Series F Preferred Stock and $100.00 per share for the Series H Preferred Stock.
               (l) “Preferred Stock” shall mean the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series H Preferred Stock.
               (m) “Qualified Public Offering” shall mean fully underwritten public offering (underwritten by a reputable underwriter of national reputation) of shares of Common Stock registered pursuant to the Securities Act with proceeds to the Company of at least $75,000,000 (net of underwriting discounts and expenses).
               (n) “Sale of the Corporation” shall mean (1) the sale of all or substantially all of the Corporation’s assets to a Person who is not an Affiliate of the Corporation, (ii) the sale or transfer of the outstanding capital stock of the Corporation to one or more Persons who are not Affiliates of the Corporation, or (iii) the merger or consolidation of the Corporation with or into another Person who is not an Affiliate of the Corporation, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case maybe, immediately following such transaction. A sale (or multiple related sales) of one or more subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.
               (o) “Securities Purchase Agreement” shall mean that certain agreement dated as of July 28, 2000 by and among the Corporation and the purchaser named therein, as the same may be amended, modified or supplemented from time to time.

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               (p) “Series C Preferred Stock” shall mean the Series C Preferred Stock, par value $.001, of the Corporation.
               (q) “Series D Preferred Stock” shall mean the Series D Preferred Stock, par value $.001, of the Corporation.
               (r) “Series E Preferred Stock” shall mean the Series E Preferred Stock, par value, $.001, of the Corporation.
               (s) “Series F Preferred Stock” shall mean the Series F Preferred Stock, par value, $.001, of the Corporation.
               (t) “Stock” shall mean (i) the presently issued and outstanding shares of Common Stock and Total Preferred Stock and any options or stock subscription warrants exercisable therefor (which options and warrants shall be deemed to be that number of outstanding shares of Stock for which they are exercisable), (ii) any additional shares of capital stock of the Corporation hereafter issued and outstanding and (iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised.
               (u) “Total Preferred Stock” shall mean the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock.
               (v) “Triggering Event” shall mean the earlier to occur of (i) a Change of Control, or (ii) the sale of a majority of the assets of the Corporation.

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 07/31/2000
001386212 – 3230910
CERTIFICATE OF DESIGNATION
OF
SERIES C PREFERRED STOCK
OF
FIBERNET HOLDCO, INC.
(a Delaware corporation)
          FiberNet Holdco, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
          FIRST: The name of the corporation (hereinafter the “Corporation”) is FiberNet Holdco, Inc.
          SECOND: The Certificate of Designation of the Series C Preferred Stock, $.001 par value, of the Corporation attached hereto as Exhibit A was duly adopted in accordance with Sections 141(f) and 151 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, Michael S. Liss, President of the Corporation, has executed this Certificate of Designation this 31st day of July, 2000.

FIBERNET HOLDCO, INC.
By:	/s/ Michael S. Liss
Michael S. Liss
President

Exhibit A
SERIES C PREFERRED STOCK
          1. Authorized Shares.
          133,333 shares of Series C Preferred Stock, $.001 par value (“Series C Preferred Stock”) of the Corporation have been authorized by the Corporation for issuance.
          2. Dividends.
          When, as, and if declared by the Board out of funds legally available for that purpose, the holders of Series C Preferred Stock shall be entitled to share in any dividends declared and paid or set aside for the Common Stock on a ratable basis based upon the number of shares of Common Stock into which the Series C Preferred Stock is then convertible.
          3. Liquidation.
          Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation the holders of Series C Preferred Stock outstanding shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of Series C Preferred Stock, an amount equal to the Liquidation Amount of such share before any distribution shall be made to the holders of the Common Stock or any other class of capital stock of the Corporation ranking junior to the Series C Preferred Stock; provided, however, that any distributions made by the Corporation to holders of Series C Preferred Stock pursuant to this Section 3 shall be made on an equal priority, pari passu basis with holders of Preferred Stock. If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Total Preferred Stock the full Liquidation Amount to which they shall be entitled, the holders of Total Preferred Stock shall share on a pari passu basis with the holders of all other shares of Total Preferred Stock in any distribution of assets in accordance with such full Liquidation Amount (pro rata in accordance with the total Liquidation Amount that each such holder would have received had there been such sufficient assets). After the payment of the full Liquidation Amount to the holders of Total Preferred Stock, such holders of Total Preferred Stock shall have no claim to any remaining assets of the Corporation, if any.
          4. Redemption.
               (a) Each holder of shares of Series C Preferred Stock shall have the right to require the Corporation to redeem all such shares upon the earlier of (i) the fifth anniversary of the Original Issuance Date and (ii) the occurrence of any Redemption Event. At least twenty (20) days but not more than sixty (60) days prior to each Redemption Event, the Corporation shall provide written notice of such Redemption Event (a “Mandatory Redemption Notice”) to each holder of Series C Preferred Stock and the date on which such Redemption Event is scheduled to occur. Each holder of Series C Preferred Stock may elect to have its shares of Series C Preferred Stock redeemed under this Section 4(a) by notifying the Corporation of such election no later than 30 days prior to the fifth anniversary, of the Original Issuance Date or, if applicable, fifteen (15) days after receipt of any Mandatory Redemption Notice. In the case of a redemption pursuant to clause (ii) of this Section 4(a), the Corporation shall effect such redemption immediately following the Redemption Event. In the case of a redemption pursuant to clause (i) of this Section 4(a), the Corporation shall effect such redemption in three (3) equal annual installments with the first such installment due on the fifth anniversary of the Original Issuance Date. If the assets of the Corporation available for redemption of Series C Preferred Stock shall be insufficient to permit the payment of the full price required to be paid under this Section 4, then the holders of Series C Preferred Stock shall (in addition to their rights pursuant to Section 4(b) below) share ratably in any such redemption based on the respective number of shares that such holders own.
               (b) The price (the “Redemption Price”) at which each share of Series C Preferred Stock is to be redeemed by the Corporation pursuant to this Section 4 shall be equal to the Liquidation Amount of such share on the date of such redemption. On and after any date that the Corporation actually redeems shares of Series C Preferred Stock pursuant to this Section 4, all rights in respect of the shares of Series C Preferred Stock to be redeemed, except the right to receive the Redemption Price, shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation. The conversion of any shares of Series C Preferred Stock into Common Stock shall have no effect on the Redemption Price payable in connection with the redemption of the shares of Series C Preferred Stock not so converted. The Redemption Price per share of the Series C Preferred Stock called for redemption pursuant to this Section 4 and not redeemed on the date required therefor (the “Redemption Date”) because the funds legally available for redemption are not sufficient to redeem such shares or for any other reason shall be the Redemption Price plus an interest payment per share. The interest payment per share shall equal the applicable Redemption Price per share multiplied by an interest rate of twelve percent (12%) per annum, compounded annually; interest shall begin to accrue with respect to a particular share of Series C Preferred Stock on the applicable Redemption Date of such share and shall continue to accrue up to but excluding the actual date on which the Corporation pays the Redemption Price for such share.
               (c) The number of shares of Series C Preferred Stock deemed to be held by the holders of the Series C Preferred Stock and to be redeemed pursuant to the terms of this Section 4 shall be increased on a one for one basis each time the number of shares of Common Stock into which such shares of Series C Preferred Stock are convertible pursuant to the terms of Section 6 hereof is increased in accordance with the provisions of such Section 6.
               (d) Any communication or notice relating to redemption given pursuant to this Section 4 shall be sent by first-class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Series C Preferred Stock, at their respective addresses as the same shall appear on the books of the Corporation, or to the Corporation at the address of its principal, or registered office, as the case may be. At any time on or after the Redemption Date, the holders of record of shares of Series C Preferred Stock being redeemed in accordance with this Section 4 shall be entitled to receive the Redemption Price upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed.

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          5. Voting Rights.
               (a) Prior to conversion thereof, in addition to the rights provided by law or in the Corporation’s By-laws, each share of Series C Preferred Stock shall entitle the holder thereof to such number of votes as shall equal the number of votes of 117.03 shares of Common Stock for each share of Common Stock into which the Series C Preferred Stock is convertible. The holder of Series C Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class.
               (b) In addition to the other rights specified in this Section 5, the Majority of Interest, voting separately as one class, shall at all times have the special and exclusive right to elect two directors to the Board and any Board committees. In any election of directors by the Series C Preferred Stock pursuant to this Section 5(b), each holder of Series C Preferred Stock shall be entitled to one vote for each share of Series C Preferred Stock held. The Corporation shall take all actions necessary to effectuate the terms and provisions of this Section 5(b). The special and exclusive voting rights of the holders of Series C Preferred Stock contained in this Section 5(b) may be exercised either at a special meeting of the holders of Series C Preferred Stock called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. The directors to be elected pursuant to this Section 5(b) shall serve for a term extending from the date of their election and qualification until their successor has been elected and qualified. If at any time any directorship to be filled by the Majority in Interest pursuant to this Section 5(b) has been vacant for a period of ten (10) days, the Secretary of the Corporation shall, upon the written request of any holder of Series C Preferred Stock, call a special meeting of the holders of Series C Preferred Stock for the purpose of electing a director to fill such vacancy. Such meeting shall be held at the earliest practicable date, and at such place, as is specified in or determined in accordance with the By-laws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within ten (10) days after personal service of such written request on him or her, then any holder of Series C Preferred Stock may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at such place as specified in such notice. Any holder of Series C Preferred Stock so designated shall have access to the stock books of the Corporation relating to Series C Preferred Stock for the purpose of calling a meeting of the stockholders pursuant to these provisions. At any meeting held for the purpose of electing directors as provided in this Section 5(b), the presence, in person or by proxy, of the Majority in Interest shall be required to constitute a quorum of the Series C Preferred Stock for such election. A vacancy in the directorship to be elected by the Majority in Interest pursuant to this Section 5(b) may be filled only by vote or written consent in lieu of a meeting of the Majority in Interest.
               (c) The Corporation shall not, without the affirmative consent or approval of the Majority in Interest and Trident:
               (i) in any manner authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital

3

stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, is pari passu with or is senior to the Series C Preferred Stock or which in any manner adversely affects the holders of the Series C Preferred Stock;
               (ii) in any manner alter or change the terms, designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series C Preferred Stock;
               (iii) reclassify the shares of any class or series of capital stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, senior to or on a parity with the Series C Preferred Stock, or (B) which in any manner adversely affects the rights of the holders of the Series C Preferred Stock in their capacity as such;
               (iv) take any action to cause any amendment, alteration or repeal of any of the provisions of (A) the Certificate of Incorporation or (B) the By-laws of the Corporation, if such amendment, alteration or repeal would have an adverse effect on the rights of the holders of the Series C Preferred Stock; or
               (v) approve or authorize any Liquidation or any recapitalization of the Corporation or any subsidiary.
          6. Conversion.
               (a) Upon the terms set forth in this Section 6, each holder of each share of Series C Preferred Stock shall have the right, at such holder’s option, at any time and from time to time, to convert such share into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount by (B) the Conversion Price (as defined below), as last adjusted and then in effect, by surrender of the certificate representing such share. The Conversion Price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series C Preferred Stock (the “Conversion Price”) shall be the Series C Original Issuance Price as adjusted pursuant to Section 6(f) below. The holder of any shares of Series C Preferred Stock may exercise the conversion right pursuant to this Section 6(a) by delivering to the Corporation the certificate for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made or upon the consummation of a Qualified Public Offering as provided below, if applicable (in each such case, the “Conversion Date”). The Corporation shall give holders of Series C Preferred Stock reasonable notice of a Sale of the Corporation, including the price and material terms and conditions thereof, in order to provide such holders a reasonable opportunity to

4

consider whether to redeem or convert the Series C Preferred Stock into Common Stock at or prior to such Sale of the Corporation.
               (b) Upon the conversion of shares of Series C Preferred Stock owned or held by the Majority in Interest in accordance with this Section 6(b) or the conversion or repayment of the Notes owned or held by the Majority in Interest in accordance with the terms of the Notes, all shares of Series C Preferred Stock held by holders of Common Stock received upon conversion of such Notes who did not subsequently exchange such Common Stock for non-voting Preferred Stock shall be deemed to be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) Liquidation Amount for the share being converted by (B) the applicable Conversion Price, as last adjusted and then in effect.
               (c) Upon the terms set forth in this Section 6, each share of Series C Preferred Stock shall automatically be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount, if any for the share being converted by (B) the applicable Conversion Price, as last adjusted and then in effect, upon the consummation of a Qualified Public Offering,
               (d) As promptly as practicable after the conversion of any shares of Series C Preferred Stock into Common Stock under Section 6(a), 6(b) or 6(c) above, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by Such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 6(e) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date, and the rights of the holder of the shares of Series C Preferred Stock so converted shall cease on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered.
               (e) Upon conversion, the Corporation (unless otherwise requested by the Majority in Interest) will issue fractional shares of its Common Stock, as applicable, and shall not distribute cash in lieu of such fractional shares. The number of full shares of Common Stock issuable upon conversion of Series C Preferred Stock shall be computed on the basis of the aggregate number of shares of such Series C Preferred Stock to be converted. If fractional shares of Common Stock which would otherwise be issuable upon conversion of any such share are not issued, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board and (ii) such fractional interest. The holders of fractional interests shall

5

not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.
               (f) The Conversion Price for each share of Series C Preferred Stock shall be subject to adjustment from time to time as follows:
               (i) If the Corporation shall, at any time or from time to time after the Original Issuance Date of the Series C Preferred Stock, issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock without consideration or for a consideration per share less than the Conversion Price for such Series C Preferred Stock, in effect immediately prior to the issuance of such Common Stock, then the Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:
                    (A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by
                    (B) the total number or shares of Common Stock outstanding on a fully-diluted basis immediately after the issuance of such Common Stock.
               (ii) For the purposes of any adjustment of the Conversion Price pursuant to clause (i) above, the following provisions shall be applicable:
                    (A) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.
                    (B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value Per Share thereof as determined in good faith by the Board of the Corporation, irrespective of any accounting treatment.
                    (C) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded Stock:
                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 6(f)(ii)(A) and 6(f)(ii)(B) above),

6

if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;
                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 6(f)(ii)(A) and 6(f)(ii)(B) above);
                    (3) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to the Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and
                    (4) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to the Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.
               (iii) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be increased in proportion to such increase in outstanding shares.

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               (iv) If, at any time the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.
               (v) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series C Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series C Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.
               (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least .1% in such Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations under Sections 6(f)(i) through 6(f)(v) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.
               (vii) In any case in which the provisions of this Section 6(f) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any shares of Series C Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) if applicable, paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 6(e) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares and such cash.
               (viii) Whenever the Conversion Price shall be adjusted as provided in Section 6(f)(i), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in

8

effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series C Preferred Stock affected by the adjustment at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of Section 6(f)(ix) below.
               (ix) If the Corporation shall propose to take any action of the types described in clauses (iii), (iv) or (v) of this Section 6(f), the Corporation shall give notice to each holder of shares of Series C Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series C Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
               (x) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series C Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series C Preferred Stock.
               (xi) Without duplication of any other adjustment provided for in this Section 6, at any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each holder of Series C Preferred Stock shall receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which it would have received had its shares of Series C Preferred Stock been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section 6 with respect to the rights of such holder of Series C Preferred Stock.
               (xii) In the event that the Majority in Interest consents in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of the Series C Preferred Stock would otherwise be entitled hereunder, the Corporation shall not be required to make any adjustment whatsoever with respect to any Series C Preferred Stock in excess of such limit or at all, as the terms of such consent may dictate.

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               (xiii) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6(f) and in the taking of all such actions as may be necessary or appropriate in order to protect the exercise rights of the holders of Series C Preferred Stock against impairment.
               (xiv) The computations of all amounts under this Section 6(f) shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 6(f) have previously been made so as to maintain the relative economic interest of the Series C Preferred Stock vis a vis all other securities issued by the Corporation.
               (xv) The Corporation shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all times less than or equal to the Conversion Price.
          7. Definitions.
          As used herein, the following terms shall have the following meanings:
               (a) “Affiliate” has the meaning ascribed to it in the Securities Purchase Agreement.
               (b) “Board” shall mean the Board of Directors of the Corporation.
               (c) “Change of Control of the Corporation” shall mean any transaction or any event as a result of which (i) any one or more Persons acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) after the Original Issuance Date 25% or more of any class of stock of the Corporation outstanding at the time having power ordinarily to vole for directors of the Corporation or (ii) the control of more than 25% of the number of shares of Common Stock held by Persons on the Original Issuance Date has been transferred (including transfers by and among such Persons) since the Original Issuance Date in the aggregate. For purpose of this paragraph (c), “Common Stock” shall include shares of Common Stock issuable upon exercise of warrants, options and other rights to acquire Common Stock outstanding on the Original Issuance Date, whether or not at the time exercised or exercisable.
               (d) “Common Stock” shall mean the Common Stock, par value $0.01, of the Corporation.
               (e) “Common Stock Equivalent” shall mean all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all securities of the Corporation that are convertible, exchangeable or exercisable for Common Stock and all

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Common Stock appreciation rights, phantom Common Stock rights and other rights to acquire, or to receive or to be paid amounts of, the Common Stock.
               (f) “Excluded Stock” shall mean (A) up to 6,000,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock issuable upon exercise of stock options granted to officers, employees, consultants, vendors or directors of the Corporation or its subsidiaries, (B) shares of Common Stock issued upon conversion of shares of Total Preferred Stock, (C) shares of Common Stock issued upon exercise of any existing warrants, notes or other instruments convertible or exercisable for Common Stock as of the date hereof, and (D) Common Stock or other equity securities issued as part of a strategic arrangement or alliance by the Corporation or its Subsidiaries to building licensors, landlords, carriers, joint venture partners, vendors, lessors or lenders, and securities or instruments issued in connection with acquisitions, as each such transaction is approved by the Board of Corporation, including in the case of (A), (B), (C) and (D), any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options, warrants or shares, as the case may be.
               (g) “Fair Value Per Share” shall mean the fair value of each share of Stock, as determined in good faith by the Board.
               (h) “Liquidation” shall mean any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in Delaware.
               (i) “Liquidation Amount” shall mean as to each share of Series C Preferred Stock, the Series C Original Issuance Price plus any accrued but unpaid dividends.
               (j) “Majority in Interest” shall have the meaning ascribed to such term in the Securities Purchase Agreement.
               (k) “Original Issuance Date” for the Series C Preferred Stock means the date of original issuance of the first share of the Series C Preferred Stock.
               (l) “Preferred Stock” shall mean the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock.
               (m) “Qualified Public Offering” shall have the meaning ascribed to such term in the Stockholders Agreement.
               (n) “Redemption Event” shall mean (i) a sale, merger or consolidation of the Corporation resulting in the transfer of voting control or majority economic interest of the Corporation, (ii) a sale or other disposition of all or substantially all of the Corporation’s assets, (iii) a Change of Control of the Corporation or (iv) a breach by the Corporation of any term of this the Amended and Restated Certificate of Incorporation, as amended from time to time, or any provision of the Securities Purchase Agreement, Stockholders Agreement or Registration Rights Agreement (as defined in the Securities Purchase Agreement), each dated as of the Original Issuance Date and as may be amended from time to time when such breach remains outstanding and uncured for a period of 30 days from the date of notice thereof.

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               (o) “Sale of the Corporation” shall mean (i) the sale of all or substantially all of the Corporation’s assets to a Person who is not an Affiliate of the Corporation, (ii) the sale or transfer of the outstanding capital stock of the Corporation to one or more Persons who are not Affiliates of the Corporation, or (iii) the merger or consolidation of the Corporation with or into another Person who is not an Affiliate of the Corporation, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.
               (p) “Securities Purchase Agreement” shall mean that certain agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc., a Delaware corporation, and the purchasers named therein, as the same may be amended, modified or supplemented from time to time.
               (q) “Series C Original Issuance Price” shall mean $1.50 per share of Series C Preferred Stock.
               (r) “Series D Preferred Stock” shall mean the Series D Preferred Stock, par value $.001, of the Corporation.
               (s) “Series E Preferred Stock” shall mean the Series E Preferred Stock, par value $.001, of the Corporation.
               (t) “Series F Preferred Stock” shall mean the Series F Preferred Stock, par value, $.001, of the Corporation.
               (u) “Stock” shall mean (i) the presently issued and outstanding shares of Common Stock and Total Preferred Stock and any options or stock subscription warrants exercisable therefor (which options and warrants shall be deemed to be that number of outstanding shares of Stock for which they are exercisable), (ii) any additional shares of capital stock of the Company hereafter issued and outstanding and (iii) any shares of capital stock of the Company into which such shares may be converted or for which they may be exchanged or exercised.
               (v) “Stockholders Agreement” shall mean that certain agreement dated as May 7, 1999 by and among FiberNet Telecom Group, Inc., a Delaware corporation, and the stockholders named therein, as the same may be amended, modified or supplemented from time to time.
               (w) “Total Preferred Stock” shall mean Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

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               (x) “Transaction Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.
               (y) “Trident” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:01 PM 07/31/2000
001386217 – 3230910
CERTIFICATE OF DESIGNATION
OF
SERIES D PREFERRED STOCK
OF
FIBERNET HOLDCO, INC.
(a Delaware corporation)
          FiberNet Holdco, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
          FIRST: The name of the corporation (hereinafter the “Corporation”) is FiberNet Holdco, Inc.
          SECOND: The Certificate of Designation of the Series D Preferred Stock, $.001 par value, of the Corporation attached hereto as Exhibit A was duly adopted in accordance with Sections 141(f) and 151 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, Michael S. Liss, President of the Corporation, has executed this Certificate of Designation this 31st day of July, 2000.

FIBERNET HOLDCO, INC.

By:	/s/ Michael S. Liss

Michael S. Liss
President

Exhibit A
SERIES D PREFERRED STOCK
           1. Authorized Shares.
          500,000 shares of Series D Preferred Stock, $.001 par value (“Series D Preferred Stock”) of the Corporation have been authorized by the Corporation for issuance
          2. Dividends.
               (a) The holders of Series D Preferred Stock shall be entitled to receive dividends at the rate of 4% per annum (payable semi-annually) of the Base Amount (as adjusted from time to time as provided below) for each 12-month period (or portion thereof) ending December 31, calculated on the basis of a year of 360 days comprised of twelve 30-day months. The “Base Amount” shall initially be $15.00 per share of the Series D Preferred Stock, in respect of which the dividend is being calculated. Such dividends shall be payable at the option of the Corporation in cash or in lieu of such cash payment by issuance of shares of Series D Preferred Stock to holders of Series D Preferred Stock.
               (b) Dividends on a share of Series D Preferred Stock shall accrue and be cumulative from and after the Original Issuance Date up to the first to occur of (i) a Liquidation or (ii) the conversion of such share of Series D Preferred Stock into Common Stock. Dividends shall be payable semi-annually when, as and if declared by the Board of Directors of the Corporation, on June 30 and December 31 of each year (each, a “Dividend Reference Date”), commencing on June 30, 2000. In the event that the full amount of a dividend in respect of any share of Series D Preferred Stock is not paid during any such six-month period or portion thereof, the Base Amount shall be increased by the amount of the dividend not paid, effective as of the immediately succeeding July 1 or January 1, as applicable. To the extent not paid on any such Dividend Reference Date, all dividends which have accrued on each share of Series D Preferred Stock outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon such Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Series D Preferred Stock until paid to the holder thereof. If any Dividend Reference Date occurs on a day other than a Business Day, any dividends otherwise payable on such Dividend Reference Date shall be paid on the next Business Day. Dividends shall be paid to the holders of record of the Series D Preferred Stock as their names shall appear on the share register of the Corporation on the record date for such dividend.
               (c) If the Corporation pays less than the total amount of dividends then accrued on the Total Preferred Stock, such cash payment or issuance of shares of Total Preferred Stock shall be made on a pari passu basis pro rata among the holders of the Total Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of the Total Preferred Stock held by each such holder. If and when any shares of Total Preferred Stock are issued under this Section 2(c) for payment of accrued dividends, such shares of Total Preferred Stock shall be deemed to be validly issued and outstanding and fully paid and nonassessable.

After payment of the dividends owing to the holders of Total Preferred Stock, such holders shall share ratably (on an as if converted basis) in any dividends thereafter paid on the Common Stock.
               (d) In the event the Corporation shall fail to pay in full all accrued dividends on all shares of the Total Preferred Stock, then the Corporation shall not thereafter declare or pay or set apart for payment any dividend or other distribution upon shares of Common Stock, or any other stock ranking on a parity with or junior to the Total Preferred Stock as to dividends.
          3. Liquidation.
          Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series D Preferred Stock shall be entitled to receive, pro rata on a pari passu basis with holders of the Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of the Series D Preferred Stock, an amount equal to the Liquidation Amount for each such share of Series D Preferred Stock before any distribution shall be made to the holders of the Common Stock or any other class of capital stock of the Corporation ranking junior to the Total Preferred Stock. If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Total Preferred Stock the full Liquidation Amount for each such series of Total Preferred Stock to which they shall be entitled, the holders of each such series of Total Preferred Stock shall share in any distribution of assets in accordance with such full Liquidation Amount (pro rata on a pari passu basis in accordance with the total Liquidation Amount for each such series of Total Preferred Stock that each such holder would have received had there been such sufficient assets). After the payment of the full Liquidation Amount for each such series of Preferred Stock to the holders of Preferred Stock, such holders of Preferred Stock shall share ratably (on an as if converted basis) with the holders of Common Stock in all remaining assets of the Corporation available for distribution to its stockholders; provided, that in no event will the holders of Preferred Stock receive upon a Liquidation more than the greater of the Liquidation Amount per share or the amount per share such holders would have been entitled to receive if such shares of Preferred Stock had been converted into Common Stock immediately prior to the Liquidation.
          4. Voting Rights.
          Prior to the conversion of Series D Preferred Stock, the Series D Preferred Stock shall not be entitled to any vote and the holders thereof shall not be entitled to vote as stockholders of the Corporation.
          5. Conversion.
               (a) Upon the terms set forth in this Section 5, each holder of each share of Series D Preferred Stock shall have the right, at such holder’s option, at any time and from time to time, to convert such share into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount for the

2

Series D Preferred Stock by (B) the Conversion Price (as defined below) for the Series D Preferred Stock, as last adjusted and then in effect, by surrender of the certificate representing such share. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series D Preferred Stock shall be $1.50 for the Series D Preferred Stock, as adjusted pursuant to Section 5(f) below (the “Conversion Price”). The holder of any shares of Series D Preferred Stock may exercise the conversion right pursuant to this Section 5(a) by delivering to the Corporation the certificate for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the bolder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made or upon the consummation of a Qualified Public Offering as provided below, if applicable (in each such case, the “Conversion Date”). The Corporation shall give holders of Series D Preferred Stock reasonable prior notice of a Sale of the Corporation, including the price and material terms and conditions thereof, in order to provide such holders a reasonable opportunity to consider whether to convert the Series D Preferred Stock into Common Stock at or prior to such Sale of the Corporation.
               (b) Upon written notice of the conversion of shares of Preferred Stock owned or held by the Majority in Interest in accordance with this Section 5 to the remaining holders of Preferred Stock, all shares of Preferred Stock shall be deemed to be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) Liquidation Amount for each such series of Preferred Stock for the share being converted by (B) the applicable Conversion Price, as last adjusted and then in effect.
               (c) Upon the terms set forth in this Section 5, each share of Series D Preferred Stock shall automatically be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount for the Series D Preferred Stock for the share being converted by (B) the applicable Conversion Price, as last adjusted and then in effect, upon the consummation of a Qualified Public Offering.
               (d) As promptly as practicable after the conversion of any shares of Preferred Stock into Common Stock under Section 5(a), 5(b) or 5(c) above, the Corporation shall issue and deliver upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 5(e) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation arc closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date, and the rights of the holder of the shares of Preferred Stock so converted shall cease on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver, upon the written order of the holder of the certificate so surrendered for conversion, to the place designated by such holder, at the expense

3

of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.
               (e) Upon conversion, the Corporation will not be obligated to issue fractional shares of its Common Stock and shall distribute cash in lieu of such fractional shares. The number of full shares of Common Stock issuable upon conversion of each such the Series D Preferred Stock shall be computed on the basis of the aggregate number of shares of the Series D Preferred Stock to be converted. If fractional shares of Common Stock which would otherwise be issuable upon conversion of any such share are not issued, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.
               (f) The Conversion Price for each share of Series D Preferred Stock shall be subject to adjustment from time to time as follows:
               (i) If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the applicable Conversion Price, in effect immediately prior to each such issuance, then the Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:
                    (A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the applicable Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by
                    (B) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately after the issuance of such Common Stock.
               (ii) For the purposes of any adjustment of the applicable Conversion Price pursuant to clause (i) above, the following provisions shall be applicable:
                    (A) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.
                    (B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall

4

be deemed to be the Fair Value Per Share thereof notwithstanding any accounting treatment.
                    (C) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded Stock:
                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5(f)(ii)(A) and 5(f)(ii)(B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;
                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 5(f)(ii)(A) and 5(f)(ii)(B) above);
                    (3) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to the Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and
                    (4) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to the Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or

5

exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.
               (iii) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.
               (iv) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.
               (v) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series D Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series D Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.
               (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least .1% in such Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations under Sections 5(f)(i) through 5(f)(v) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.
               (vii) In any case in which the provisions of this Section 5(f) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series D Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such

6

conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) If applicable, paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 5(e) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares and such cash.
               (viii) Whenever the Conversion Price shall be adjusted as provided in Section 5(f)(i), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Preferred Stock affected by the adjustment at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of Section 5(f)(ix) below.
               (ix) If the Corporation shall propose to take any action of the types described in clauses (iii), (iv) or (v) of this Section 5(f), the Corporation shall give notice to each holder of shares of Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
               (x) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series D Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series D Preferred Stock.
               (xi) Without duplication of any other adjustment provided for in this Section 5(f), at any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each holder of Series D Preferred Stock shall receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which it would have received had

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its shares of Series D Preferred Stock been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section 5 with respect to the rights of such holder of Series D Preferred Stock.
               (xii) In the event that the Majority in Interest consents in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of the Series D Preferred Stock would otherwise be entitled hereunder, the Corporation shall not be required to make any adjustment whatsoever with respect to any Series D Preferred Stock in excess of such limit or at all, as the terms of such consent may dictate.
               (xiii) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5(f) and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holders of Series D Preferred Stock against impairment.
               (xiv) The computations of all amounts under this Section 5(f) shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 5(f) have previously been made so as to maintain the relative economic interest of the Series D Preferred Stock vis a vis all other securities issued by the Corporation.
               (xv) The Corporation shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all times less than or equal to the Conversion Price.
          6. Definitions.
          As used herein, the following terms shall have the following meanings:
               (a) “Affiliate” has the meaning ascribed to it in the Securities Purchase Agreement.
               (b) “Board” shall mean the Board of Directors of the Corporation.
               (c) “Change of Control of the Corporation” shall mean any transaction or any event as a result of which (i) any one or more Persons acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) after the Original Issuance Date 51% or more of any class of stock of the Corporation outstanding at the time having power ordinarily to vote for directors of the Corporation or (ii) the control of more than 51% of the number of shares of Common Stock held by Persons on the Original Issuance Date has been transferred (excluding transfers by and among such Persons) since the Original

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Issuance Date in the aggregate. For purpose of this paragraph (b), “Common Stock” shall include shares of Common Stock issuable upon exercise of warrants, options and other rights to acquire Common Stock outstanding on the Original Issuance Date, whether or not at the time exercised or exercisable.
               (d) “Common Stock” shall mean the Common Stock, par value $.001, of the Corporation.
               (e) “Common Stock Equivalent” shall mean all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all securities of the Corporation that are convertible, exchangeable or exercisable for Common Stock and all Common Stock appreciation rights, phantom Common Stock rights and other rights to acquire, or to receive or to be paid amounts of, the Common Stock.
               (f) “Excluded Stock” shall mean (A) up to 6,000,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock issuable upon exercise of stock options granted to officers, employees, consultants, vendors or directors of the Corporation or its subsidiaries, (B) shares of Common Stock issued upon conversion of shares of Total Preferred Stock, (C) shares of Common Stock issued upon exercise of any existing warrants, notes or other instruments convertible or exercisable for Common Stock as of the date hereof, and (D) Common Stock or other equity securities issued as part of a strategic arrangement or alliance by the Corporation or its Subsidiaries to building licensors, landlords, carriers, joint venture partners, vendors, lessors or lenders, and securities or instruments issued in connection with acquisitions, as each such transaction is approved by the Board of the Corporation, including in the case of (A), (B), (C) and (D), any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options, warrants or shares, as the case may be.
               (g) “Fair Value Per Share” shall mean the fair value of each share of Stock as determined in good faith by the Board.
               (h) “Liquidation” shall mean any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in Delaware.
               (i) “Liquidation Amount” shall mean the Original Issuance Price as to each share of Preferred Stock plus any accrued but unpaid dividends.
               (j) “Majority in Interest” shall have the meaning ascribed to such term in the Securities Purchase Agreement.
               (k) “Original Issuance Date” means the date of original issuance of the first share of the Series D Preferred Stock.
               (l) “Original Issuance Price” shall mean $15.00 per share for the Series D Preferred Stock, $15.00 per share for the Series E Preferred Stock and $30.00 per share for the Series F Preferred Stock.

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               (m) “Preferred Stock” shall mean the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock.
               (n) “Qualified Public Offering” shall have the meaning ascribed to such term in the Stockholders Agreement.
               (o) “Sale of the Corporation” shall mean (i) the sale of all or substantially all of the Corporation’s assets to a Person who is not an Affiliate of the Corporation, (ii) the sale or transfer of the outstanding capital stock of the Corporation to one or more Persons who are not Affiliates of the Corporation, or (iii) the merger or consolidation of the Corporation with or into another Person who is not an Affiliate of the Corporation, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction, A sale (or multiple related sales) of one or more subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.
               (p) “Securities Purchase Agreement” shall mean that certain agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the purchasers named therein, as the same may be amended, modified or supplemented from time to time.
               (q) “Series C Preferred Stock” shall mean the Series C Preferred Stock, par value $.001, of the Corporation.
               (r) “Series E Preferred Stock” shall mean the Series E Preferred Stock, par value $.001, of the Corporation.
               (s) “Series F Preferred Stock” shall mean the Series F Preferred Stock, par value $.001, of the Corporation.
               (t) “Stock” shall mean (i) the presently issued and outstanding shares of Common Stock and Total Preferred Stock and any options or stock subscription warrants exercisable therefor (which options and warrants shall be deemed to be that number of outstanding shares of Stock for which they are exercisable), (ii) any additional shares of capital stock of the Corporation hereafter issued and outstanding and (iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised.
               (u) “Stockholders Agreement” shall mean that certain agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the stockholders named therein, as the same may be amended, modified or supplemented from time to time.
               (v) “Total Preferred Stock” shall mean the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock.

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:02 PM 07/31/2000
001386219 – 3230910
CERTIFICATE OF DESIGNATION
OF
SERIES E PREFERRED STOCK
OF
FIBERNET HOLDCO, INC.
(a Delaware corporation)
          FiberNet Holdco, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
          FIRST: The name of the corporation (hereinafter the “Corporation”) is FiberNet Holdco, Inc.
          SECOND: The Certificate of Designation of the Series E Preferred Stock, $.001 par value, of the Corporation attached hereto as Exhibit A was duly adopted in accordance with Sections 141(f) and 151 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, Michael S. Liss, President of the Corporation, has executed this Certificate of Designation this ___ day of July, 2000.

FIBERNET HOLDCO, INC.

By:	/s/ Michael S. Liss

Michael S. Liss
President

Exhibit A
SERIES E PREFERRED STOCK
          1. Authorized Shares.
          750,000 shares of Series E Preferred Stock, $.001 par value (“Series E Preferred Stock”) of the Corporation have been authorized by the Corporation for issuance.
          2. Dividends.
               (a) The holders of Series E Preferred Stock shall be entitled to receive dividends at the rate of 8% per annum (payable semi-annually) of the Base Amount (as adjusted from time to time as provided below) for each 12-month period (or portion thereof) ending December 31, calculated on the basis of a year of 360 days comprised of twelve 30-day months. The “Base Amount” shall initially be $15.00 per share of the Series E Preferred Stock, in respect of which the dividend is being calculated. Such dividends shall be payable at the option of the Corporation in cash or in lieu of such cash payment by issuance of shares of Series E Preferred Stock to holders of Series E Preferred Stock.
               (b) Dividends on a share of Series E Preferred Stock shall accrue and be cumulative from and after the Original Issuance Date up to the first to occur of (i) a Liquidation or (ii) the conversion of such share of Series E Preferred Stock into Common Stock. Dividends shall be payable semi-annually when, as and if declared by the Board of Directors of the Corporation, on June 30 and December 31 of each year (each, a “Dividend Reference Date”), commencing on June 30, 2000. In the event that the full amount of a dividend in respect of any share of Series E Preferred Stock is not paid during any such six-month period or portion thereof, the Base Amount shall be increased by the amount of the dividend not paid, effective as of the immediately succeeding July 1 or January 1, as applicable. To the extent not paid on any such Dividend Reference Date, all dividends which have accrued on each share of Series E Preferred Stock outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon such Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Series E Preferred Stock until paid to the holder thereof. If any Dividend Reference Date occurs on a day other than a Business Day, any dividends otherwise payable on such Dividend Reference Date shall be paid on the next Business Day. Dividends shall be paid to the holders of record of the Series E Preferred Stock as their names shall appear on the share register of the Corporation on the record date for such dividend.
               (c) If the Corporation pays less than the total amount of dividends then accrued on the Total Preferred Stock, such cash payment or issuance of shares of Total Preferred Stock shall be made on a pari passu basis pro rata among the holders of the Total Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of the Total Preferred Stock held by each such holder. If and when any shares of Total Preferred Stock are issued under this Section 2(c) for payment of accrued dividends, such shares of Total Preferred Stock shall be deemed to be validly issued and outstanding and fully paid and nonassessable. After payment of all dividends owing to the holders of total Preferred Stock, such holders shall share ratably (on an as if converted basis) in any dividends thereafter paid on the Common Stock.
               (d) In the event the Corporation shall fail to pay in full all accrued dividends on all shares of the Total Preferred Stock, then the Corporation shall not thereafter declare or pay or set apart for payment any dividend or other distribution upon shares of Common Stock, or any other stock ranking on a parity with or junior to the Total Preferred Stock as to dividends.
          3. Liquidation.
          Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series E Preferred Stock shall be entitled to receive, pro rata on a pari passu basis with holders of the Series C Preferred Stock, Series D Preferred Stock and Series F Preferred Stock, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of the Series E Preferred Stock, an amount equal to the Liquidation Amount for each such share of Series E Preferred Stock before any distribution shall be made to the holders of the Common Stock or any other class of capital stock of the Corporation ranking junior to the Total Preferred Stock. If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Total Preferred Stock the full Liquidation Amount for each such series of Total Preferred Stock to which they shall be entitled, the holders of each such series of Total Preferred Stock shall share in any distribution of assets in accordance with such full Liquidation Amount (pro rata on a pari passu basis in accordance with the total Liquidation Amount for each such series of Total Preferred Stock that each such holder would have received had there been such sufficient assets). After the payment of the full Liquidation Amount for each such series of Preferred Stock to the holders of Preferred Stock, such holders of Preferred Stock shall share ratably (on an as if converted basis) with the holders of Common Stock in all remaining assets of the Corporation available for distribution to its stockholders; provided, that in no event will the holders of Preferred Stock receive upon a Liquidation more than the greater of the Liquidation Amount per share or the amount per share such holders would have been entitled to receive if such shares of Preferred Stock had been converted into Common Stock immediately prior to the Liquidation.
          4. Voting Rights.
          Prior to the conversion of Series E Preferred Stock, the Series E Preferred Stock shall not be entitled to any vote and the holders thereof shall not be entitled to vote as stockholders of the Corporation.
          5. Conversion.
               (a) Upon the terms set forth in this Section 5, each holder of each share of Series E Preferred Stock shall have the right, at such holder’s option, at any time and from time to time, to convert such share into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount for the Series E Preferred Stock by (B) the Conversion Price (as defined below) for the Series E

2

Preferred Stock, as last adjusted and then in effect, by surrender of the certificate representing such share. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series E Preferred Stock shall be $1.50 for the Series E Preferred Stock, as adjusted pursuant to Section 5(f) below (the “Conversion Price”). The holder of any shares of Series E Preferred Stock may exercise the conversion right pursuant to this Section 5(a) by delivering to the Corporation the certificate for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made or upon the consummation of a Qualified Public Offering as provided below, if applicable (in each such case, the “Conversion Date”). The Corporation shall give holders of Series E Preferred Stock reasonable prior notice of a Sale of the Corporation, including the price and material terms and conditions thereof, in order to provide such holders a reasonable opportunity to consider whether to convert the Series E Preferred Stock into Common Stock at or prior to such Sale of the Corporation.
               (b) Upon written notice of the conversion of shares of Preferred Stock owned or held by the Majority in Interest in accordance with this Section 5 to the remaining holders of Preferred Stock, all shares of Preferred Stock shell be deemed to be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) Liquidation Amount for each such series of Preferred Stock for the share being converted by (B) the applicable Conversion Price, as last adjusted and then in effect.
               (c) Upon the terms set forth in this Section 5, each share of Series E Preferred Stock shall automatically be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount for the Series E Preferred Stock for the share being converted by (B) the applicable Conversion Price, as last adjusted and then in effect, upon the consummation of a Qualified Public Offering.
               (d) As promptly as practicable after the conversion of any shares of Preferred Stock into Common Stock under Section 5(a), 5(b) or 5(c) above, the Corporation shall issue and deliver upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 5(e) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date, and the rights of the holder of the shares of Preferred Stock so converted shall cease on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver, upon the written order of the holder of the certificate so surrendered for conversion, to the place designated by such holder, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

3

               (e) Upon conversion, the Corporation will not be obligated to issue fractional shares of its Common Stock and shall distribute cash in lieu of such fractional shares. The number of full shares of Common Stock issuable upon conversion of each such the Series E Preferred Stock shall be computed on the basis of the aggregate number of shares of the Series E Preferred Stock to be converted. If fractional shares of Common Stock which would otherwise be issuable upon conversion of any such share are not issued, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.
               (f) The Conversion Price for each share of Series E Preferred Stock shall be subject to adjustment from time to time as follows:
               (i) If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the applicable Conversion Price, in effect immediately prior to each such issuance, then the Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:
                    (A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the applicable Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by
                    (B) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately after the issuance of such Common Stock.
               (ii) For the purposes of any adjustment of the applicable Conversion Price pursuant to clause (i) above, the following provisions shall be applicable:
                    (A) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.
                    (B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value Per Share thereof notwithstanding any accounting treatment.

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                    (C) In the case of the issuance of option to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded Stack:
                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5(f)(ii)(A) and 5(f)(ii)(B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;
                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 5(f)(ii)(A) and 5(f)(ii)(B) above);
                    (3) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to the Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and
                    (4) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to the Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

5

               (iii) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.
               (iv) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.
               (v) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series E Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series E Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.
               (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least .1% in such Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations under Sections 5(f)(i) through 5(f)(v) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.
               (vii) In any case in which the provisions of this Section 5(f) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series E Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) if applicable paying to such holder any amount in cash in lieu of a fractional share of

6

capital stock pursuant to Section 5(e) above; provided, however that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares and such cash.
               (viii) Whenever the Conversion Price shall be adjusted as provided in Section 5(f)(i), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Preferred Stock affected by the adjustment at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of Section 5(f)(ix) below.
               (ix) If the Corporation shall propose to take any action of the types described in clauses (iii), (iv) or (v) of this Section 5(f), the Corporation shall give notice to each holder of shares of Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
               (x) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series E Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series E Preferred Stock.
               (xi) Without duplication of any other adjustment provided for in this Section 5(f), at any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each holder of Series E Preferred Stock shall receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which it would have received had its shares of Series E Preferred Stock been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant

7

to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section 5 with respect to the rights of such holder of Series E Preferred Stock.
               (xii) In the event that the Majority in Interest consents in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of the Series E Preferred Stock would otherwise be entitled hereunder, the Corporation shall not be required to make any adjustment whatsoever with respect to any Series E Preferred Stock in excess of such limit or at all, as the terms of such consent may dictate.
               (xiii) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5(f) and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holders of Series E Preferred Stock against impairment.
               (xiv) The computations of all amounts under this Section 5(f) shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 5(f) have previously been made so as to maintain the relative economic interest of the Series E Preferred Stock vis a vis all other securities issued by the Corporation.
               (xv) The Corporation shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all times less than or equal to the Conversion Price.
          6. Definitions.
          As used herein, the following terms shall have the following meanings:
               (a) “Affiliate” has the meaning ascribed to it in the Securities Purchase Agreement.
               (b) “Board” shall mean the Board of Directors of the Corporation.
               (c) “Change of Control of the Corporation” shall mean any transaction or any event as a result of which (i) any one or more Persons acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) after the Original Issuance Date 51% or more of any class of stock of the corporation outstanding at the time having power ordinarily to vote for directors of the Corporation or (ii) the control of more than 51% of the number of shares of Common Stock held by Persons on the Original Issuance Date has been transferred (excluding transfers by and among such Persons) since the Original Issuance Date in the aggregate. For purpose of this paragraph (c), “Common Stock” shall include shares of Common Stock issuable upon exercise of warrants, options and other rights to

8

acquire Common Stock outstanding on the Original Issuance Date, whether or not at the time exercised or exercisable.
               (d) “Common Stock” shall mean the Common Stock, par value $.001, of the Corporation.
               (e) “Common Stock Equivalent” shall mean all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all securities of the Corporation that are convertible, exchangeable or exercisable for Common Stock and all Common Stock appreciation rights, phantom Common Stock rights and other rights to acquire, or to receive or to be paid amounts of, the Common Stock.
               (f) “Excluded Stock” shall mean (A) up to 6,000,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock issuable upon exercise of stock options granted to officers, employees, consultants, vendors or directors of the Corporation or its subsidiaries, (B) shares of Common Stock issued upon conversion of shares of Total Preferred Stock, (C) shares of Common Stock issued upon exercise of any existing warrants, notes or other instruments convertible or exercisable for Common Stock as of the date hereof, and (D) Common Stock or other equity securities issued as part of a strategic arrangement or alliance by the Corporation or its Subsidiaries to building licensors, landlords, carriers, joint venture partners, vendors, lessors or lenders, and securities or instruments issued in connection with acquisitions, as each such transaction is approved by the Board of the Corporation, including in the case of (A), (B), (C) and (D), any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options, warrants or shares, as the case may be.
               (g) “Fair Value Per Share” shall mean the fair value of each share of Stock, as determined in good faith by the Board.
               (h) “Liquidation” shall mean any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in Delaware.
               (i) “Liquidation Amount” shall mean the Original Issuance Price as to each share of Preferred Stock plus any accrued but unpaid dividends.
               (j) “Majority in Interest” shall have the meaning ascribed to such term in the Securities Purchase Agreement.
               (k) “Original Issuance Date” means the date of original issuance of the first share of the Series E Preferred Stock.
               (l) “Original Issuance Price” shall mean $15.00 per share for the Series D Preferred Stock, $15.00 per share for the Series E Preferred Stock and $30.00 per share for the Series F Preferred Stock.

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               (m) “Preferred Stock” shall mean the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock.
               (n) “Qualified Public Offering” shall have the meaning ascribed to such term in the Stockholders Agreement.
               (o) “Sale of the Corporation” shall mean (i) the sale of all or substantially all of the Corporation’s assets to a Person who is not an Affiliate of the Corporation, (ii) the sale or transfer of the outstanding capital stock of the Corporation to one or more Persons who are not Affiliates of the Corporation, or (iii) the merger or consolidation of the Corporation with or into another Person who is not an Affiliate of the Corporation, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.
               (p) “Securities Purchase Agreement” shall mean that certain agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the purchasers named therein, as the same may be amended, modified or supplemented from time to time.
               (q) “Series C Preferred Stock” shall mean the Series C Preferred Stock, par value $.001, of the Corporation.
               (r) “Series D Preferred Stock” shall mean the Series D Preferred Stock, par value $.001, of the Corporation.
               (s) “Series F Preferred Stock” shall mean the Series F Preferred Stock, par value, $.001, of the Corporation.
               (t) “Stock” shall mean (i) the presently issued and outstanding shares of Common Stock and Total Preferred Stock and any options or stock subscription warrants exercisable therefor (which options and warrants shall be deemed to be that number of outstanding shares of Stock for which they arc exercisable), (ii) any additional shares of capital stock of the Corporation hereafter issued and outstanding and (iii) any shares of capital stock of the Corporation into which such shares maybe converted or for which they may be exchanged or exercised.
               (u) “Stockholders Agreement” shall mean that certain agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the stockholders named therein, as the same may be amended, modified or supplemented from time to time.
               (v) “Total Preferred Stock” shall mean the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock.

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:03 PM 07/31/2000
001386222 – 3230910
CERTIFICATE OF DESIGNATION
OF
SERIES F PREFERRED STOCK
OF
FIBERNET HOLDCO, INC.
(a Delaware corporation)
          FiberNet Holdco, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
          FIRST The name of the corporation (hereinafter the “Corporation”) is FiberNet Holdco, Inc.
          SECOND: The Certificate of Designation of the Series F Preferred Stock, $.001 par value, of the Corporation attached hereto as Exhibit A was duly adopted in accordance with Sections 141(f) and 151 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, Michael S. Liss, President of the Corporation, has executed this Certificate of Designation this 31st day of July, 2000.

FIBERNET HOLDCO, INC.

By:	/s/ Michael S. Liss

Michael S. Liss
President

Exhibit A
SERIES F PREFERRED STOCK
          1. Authorized Shares.
          500,000 shares of Series F Preferred Stock, $.001 par value (“Series F Preferred Stock”) of the Corporation have been authorized by the Corporation for issuance.
          2. Dividends.
               (a) The holders of Series F Preferred Stock shall be entitled to receive dividends at the rate of 8% per annum (payable semi-annually) of the Base Amount (as adjusted from time to time as provided below) for each 12-month period (or portion thereof) ending December 31, calculated on the basis of a year of 360 days comprised of twelve 30-day months. The “Base Amount” shall initially be $30.00 per share of the Series F Preferred Stock, in respect of which the dividend is being calculated. Such dividends shall be payable at the option of the Corporation in cash or in lieu of such cash payment by issuance of shares of Series F Preferred Stock to holders of Series F Preferred Stock.
               (b) Dividends on a share of Series F Preferred Stock shall accrue and be cumulative from and after the Original Issuance Date up to the first to occur of (i) a Liquidation or (ii) the conversion of such share of Series F Preferred Stock into Common Stock. Dividends shall be payable semi-annually when, as and if declared by the Board of Directors of the Corporation, on June 30 and December 31 of each year (each, a “Dividend Reference Date”), commencing on June 30, 2000. In the event that the full amount of a dividend in respect of any share of Series F Preferred Stock is not paid during any such six-month period or portion thereof, the Base Amount shall be increased by the amount of the dividend not paid, effective as of the immediately succeeding July 1 or January 1, as applicable. To the extent not paid on any such Dividend Reference Date, all dividends which have accrued on each share of Series F Preferred Stock outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon such Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Series F Preferred Stock until paid to the holder thereof. If any Dividend Reference Date occurs on a day other than a Business Day, any dividends otherwise payable on such Dividend Reference Date shall be paid on the next Business Day. Dividends shall be paid to the holders of record of the Series F Preferred Stock as their names shall appear on the share register of the Corporation on the record date for such dividend.
               (c) If the Corporation pays less than the total amount of dividends then accrued on the Total Preferred Stock, such cash payment or issuance of shares of Total Preferred Stock shall be made on a pari passu basis pro rata among the holders of the Total Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of the Total Preferred Stock held by each such holder. If and when any shares of Total Preferred Stock are issued under this Section l(c) for payment of accrued dividends, such shares of Total Preferred Stock shall be deemed to be validly issued and outstanding and fully paid and nonassessable.

After payment of all dividends owing to the holders of Total Preferred Stock, such holders shall share ratably (on an as if converted basis) in any dividends thereafter paid on the Common Stock.
               (d) In the event the Corporation shall fail to pay in full all accrued dividends on all shares of the Total Preferred Stock, then the Corporation shall not thereafter declare or pay or set apart for payment any dividend or other distribution upon shares of Common Stock, or any other stock ranking on a parity with or junior to the Total Preferred Stock as to dividends.
          3. Liquidation.
          Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series F Preferred Stock shall be entitled to receive, pro rata on a pari passu basis with holders of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of the Series F Preferred Stock, an amount equal to the Liquidation Amount for each such share of Series F Preferred Stock before any distribution shall be made to the holders of the Common Stock or any other class of capital stock of the Corporation ranking junior to the Total Preferred Stock. If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Total Preferred Stock the full Liquidation Amount for each such series of Total Preferred Stock to which they shall be entitled, the holders of each such series of Total Preferred Stock shall share in any distribution of assets in accordance with such full Liquidation Amount (pro rata on a pari passu basis in accordance with the total Liquidation Amount for each such series of Total Preferred Stock that each such holder would have received had there been such sufficient assets). After the payment of the full Liquidation Amount for each such series of Preferred Stock to the holders of Preferred Stock, such holders of Preferred Stock shall share ratably (on an as if converted basis) with the holders of Common Stock in all remaining assets of the Corporation available for distribution to its stockholders; provided, that in no event will the holders of Preferred Stock receive upon a Liquidation more than the greater of the Liquidation Amount per share or the amount per share such holders would have been entitled to receive if such shares of Preferred Stock had been converted into Common Stock immediately prior to the Liquidation.
          4. Voting Rights.
          Prior to the conversion of Series F Preferred Stock, the Series F Preferred Stock shall not be entitled to any vote and the holders thereof shall not be entitled to vote as stockholders of the Corporation.
          5. Conversion.
               (a) Upon the terms set forth in this Section 5, each holder of each share of Series F Preferred Stock shall have the right, at such holder’s option, at any time and from time to time, to convert such share into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount for the Series F Preferred Stock by (B) the Conversion Price (as defined below) for the Series F

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Preferred Stock, as last adjusted and then in effect, by surrender of the certificate representing such share. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series F Preferred Stock shall be $3.00 for the Series F Preferred Stock, as adjusted pursuant to Section 5(f) below (the “Conversion Price”). The holder of any shares of Series F Preferred Stock may exercise the conversion right pursuant to this Section 5(a) by delivering to the Corporation the certificate for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made or upon the consummation of a Qualified Public Offering as provided below, if applicable (in each such case, the “Conversion Date”). The Corporation shall give holders of Series F Preferred Stock reasonable prior notice of a Sale of the Corporation, including the price and material terms and conditions thereof, in other to provide such holders a reasonable opportunity to consider whether to convert the Series F Preferred Stock into Common Stock at or prior to such Sale of the Corporation.
               (b) Upon written notice of the conversion of shares of Preferred Stock owned or held by the Majority in Interest in accordance with this Section 5 to the remaining holders of Preferred Stock, all shares of Preferred Stock shall be deemed to be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) Liquidation Amount for each such series of Preferred Stock for the share being converted by (B) the applicable Conversion Price, as last adjusted and then in effect.
               (c) Upon the terms set forth in this Section 5, each share of Series F Preferred Stock shall automatically be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount for the Series F Preferred Stock for the share being converted by (B) the applicable Conversion Price, as last adjusted and then in effect, upon the consummation of a Qualified Public Offering.
               (d) As promptly as practicable after the conversion of any shares of Preferred Stock into Common Stock under Section 5(a), 5(b) or
5(c) above, the Corporation shall issue and deliver upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 5(e) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date, and the rights of the holder of the shares of Preferred Stock so converted shall cease on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver, upon the written order of the holder of the certificate so surrendered for conversion, to the place designated by such holder, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

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               (e) Upon conversion, the Corporation will not be obligated to issue fractional shares of its Common Stock and shall distribute cash in lieu of such fractional shares. The number of full shares of Common Stock issuable upon conversion of each such the Series F Preferred Stock shall be computed on the basis of the aggregate number of shares of the Series F Preferred Stock to be converted. If fractional shares of Common Stock which would otherwise be issuable upon conversion of any such share are not issued, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.
               (f) The Conversion Price for each share of Series F Preferred Stock shall be subject to adjustment from time to time as follows:
               (i) If the Corporation shall, at any time or from time to time after the Original Issuance Date issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the applicable Conversion Price, then (x) with respect to any such issuance prior to the earlier of (1) March 28, 2001 or (2) any public and/or private offering or offerings of Common Stock or debt and/or equity securities that are convertible, exchangeable or exercisable for Common Stock that in the aggregate exceeds $30,000,000 (but excluding any such issuance in which the $30,000,000 threshold is first met) (the first to occur of (1) or (2) a “Capital Event”), the applicable Conversion Price as in effect immediately prior to each such issuance shall forthwith be lowered to a price equal to the issuance, conversion, exchange or exercise price, as applicable, of any such securities so issued and (y) with respect to any issuance after the occurrence of a Capital Event, the applicable Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered in accordance with Section 5(f)(ii) below.
               (ii) If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the applicable Conversion Price, and in accordance with the provisions in Section 5(f)(i) above, then the applicable Conversion Price of each such series of Preferred Stock, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:
                    (A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the applicable Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

4

                    (B) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately after the issuance of such Common Stock.
               (iii) For the purposes of any adjustment of the applicable Conversion Price pursuant to clauses (i) and (ii) above, the following provisions shall be applicable:
                    (A) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.
                    (B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value Per Share thereof notwithstanding any accounting treatment.
                    (C) In this case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded Stock:
                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5(f)(iii) (A) and 5(f)(iii)(B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;
                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 5(f)(iii)(A) and 5(f)(iii)(B) above);

5

                    (3) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to the Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and
                    (4) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to the Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights relaxed to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.
               (iv) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.
               (v) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.
               (vi) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series F Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series F Preferred Stock would have been entitled upon such

6

reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.
               (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least .1% in such Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustments. All calculations under Sections 5(f)(i) through 5(1)(vi) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.
               (viii) In any case in which the provisions of this Section 5(f) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series F Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) if applicable, paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 5(e) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares and such cash.
               (ix) Whenever the Conversion Price shall be adjusted as provided in Sections 5(f)(i) and 5(f)(ii), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Preferred Stock affected by the adjustment at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of Section 5(f)(x) below.
               (x) If the Corporation shall propose to take any action of the types described in clauses (iv), (v) or (vi) of this Section 5(f), the Corporation shall give notice to each holder of shares of Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all

7

other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
               (xi) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series F Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series F Preferred Stock.
               (xii) Without duplication of any other adjustment provided for in this Section 5(f), at any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each holder of Series F Preferred Stock shall receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which it would have received had its shares of Series F Preferred Stock been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section 5 with respect to the rights of such holder of Series F Preferred Stock.
               (xiii) In the event that the Majority in Interest consents in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of the Series F Preferred Stock would otherwise be entitled hereunder, the Corporation shall not be required to make any adjustment whatsoever with respect to any Series F Preferred Stock in excess of such limit or at all, as the terms of such consent may dictate.
               (xiv) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5(f) and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holders of Series F Preferred Stock against impairment.
               (xv) The computations of all amounts under this Section 5(f) shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 5(f) have previously been made so as to maintain the relative economic interest of the Series F Preferred Stock vis a vis other securities issued by the Corporation.

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               (xvi) The Corporation shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all times less than or equal to the Conversion Price.
          6. Definitions.
          As used herein, the following terms shall have the following meanings:
               (a) “Affiliate” has the meaning ascribed to it in the Securities Purchase Agreement.
               (b) “Board” shall mean the Board of Directors of the Corporation.
               (c) “Change of Control of the Corporation” shall mean any transaction or any event as a result of which (i) any one or more Persons acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) after the Original Issuance Date 51% or more of any class of stock of the Corporation outstanding at the time having power ordinarily to vote for directors of the Corporation or (ii) the control of more than 51% of the number of shares of Common Stock held by Persons on the Original Issuance Date has been transferred (excluding transfers by and among such Persons) since the Original Issuance Date in the aggregate. For purpose of this paragraph (c), “Common Stock” shall include shares of Common Stock issuable upon exercise of warrants, options and other rights to acquire Common Stock outstanding on the Original Issuance Date, whether or not at the time exercised or exercisable.
               (d) “Common Stock” shall mean the Common Stock, par value $.001, of the Corporation.
               (e) “Common Stock Equivalent” shall mean all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all securities of the Corporation that are convertible, exchangeable or exercisable for Common Stock and all Common Stock appreciation rights, phantom Common Stock rights and other rights to acquire, or to receive or to be paid amounts of, the Common Stock.
               (f) “Excluded Stock” shall mean (A) up to 6,000,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock issuable upon exercise of stock options granted to officers, employees, consultants, vendors or directors of the Corporation or its subsidiaries, (B) shares of Common Stock issued upon conversion of shares of Total Preferred Stock, (C) shares of Common Stock issued upon exercise of any existing warrants, notes or other instruments convertible or exercisable for Common Stock as of the date hereof, and (D) Common Stock or other equity securities issued as part of a strategic arrangement or alliance by the Corporation or its Subsidiaries to building licensors, landlords, carriers, joint venture partners, vendors, lessors or lenders, and securities or instruments issued in connection with acquisitions, as each such transaction is approved by the Board of the Corporation, including in the case of (A), (B), (C) and (D), any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options, warrants or shares, as the case may be.

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               (g) “Fair Value Per Share” shall mean the fair value of each share of Stock, as determined in good faith by the Board.
               (h) “Liquidation” shall mean any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in Delaware.
               (i) “Liquidation Amount” shall mean the Original Issuance Price as to each share of Preferred Stock plus any accrued but unpaid dividends.
               (j) “Majority in Interest” shall have the meaning ascribed to such term in the Securities Purchase Agreement.
               (k) “Original Issuance Date” means the date of original issuance of the first share of the Series F Preferred Stock.
               (l) “Original Issuance Price” Shall mean $15.00 per share for the Series D Preferred Stock, $15.00 per share for the Series E Preferred Stock and $30.00 per share for the Series F Preferred Stock.
               (m) “Preferred Stock’ shall mean the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock.
               (n) “Qualified Public Offering” shall have the meaning ascribed to such term in the Stockholders Agreement.
               (o) “Sale of the Corporation” shall mean (1) the sale of all or substantially all of the Corporation’s assets to a Person who Is not an Affiliate of the Corporation, (ii) the sale or transfer of the outstanding capital stock of the Corporation to one or more Persons who are not Affiliates of the Corporation, or (iii) the merger or consolidation of the Corporation with or into another Person who is not an Affiliate of the Corporation, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case maybe, immediately following such transaction. A sale (or multiple related sales) of one or more subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.
               (p) “Securities Purchase Agreement” shall mean that certain agreement dated as of May 7, 2000 by and among FiberNet Telecom Group, Inc. and the purchasers named therein, as the same may be amended, modified or supplemented from dine to time.
               (q) “Series C Preferred Stock” shall mean the Series C Preferred Stock, par value $.001, of the Corporation.

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               (r) “Series D Preferred Stock” shall mean the Series D Preferred Stock, par value $.001, of the Corporation.
               (s) “Series E Preferred Stock” shall mean the Series E Preferred Stock, par value, $.001, of the Corporation.
               (t) “Stock” shall mean (i) the presently issued and outstanding shares of Common Stock and Total Preferred Stock and any options or stock subscription warrants exercisable therefor (which options and warrants shall be deemed to be that number of outstanding shares of Stock for which they are exercisable), (ii) any additional shares of capital stock of the Corporation hereafter issued and outstanding and (iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised.
               (u) “Stockholders Agreement” shall mean that certain agreement dated as of May 7, 2000 by and among FiberNet Telecom Group, Inc. and the stockholders named therein, as the same may be amended, modified or supplemented from time to time.
               (v) “Total Preferred Stock” shall mean the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock.

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:04 PM 07/31/2000
001386224 – 3230910
CERTIFICATE OF DESIGNATION
OF
SERIES G PREFERRED STOCK
OF
FIBERNET HOLDCO, INC.
(a Delaware corporation)
          FiberNet Holdco, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
          FIRST: The name of the corporation (hereinafter the “Corporation”) is FiberNet Holdco, Inc.
          SECOND: The Certificate of Designation of the Series G Preferred Stock, $.001 par value, of the Corporation attached hereto as Exhibit A (“Certificate of Designation”) was duly adopted in accordance with Sections 141(f) and 151 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, Michael S. Liss, President of the Corporation, has executed this Certificate of Designation this 31st day of July, 2000.

FIBERNET HOLDCO, INC.

By:	/s/ Michael S. Liss

Michael S. Liss
President

Exhibit A
SERIES G PREFERRED STOCK
          1. Authorized Shares.
          2,000,000 shares of Series G Preferred Stock, $.001 par value (“Series G Preferred Stock”) of the Corporation have been authorized by the Corporation for issuance.
          2. Dividends.
               (a) The holders of Series G Preferred Stock shall be entitled to receive (i) dividends at the rate of 8% per annum (payable semi-annually) of the Base Amount (as adjusted from time to time as provided below) for each 12-month period (or portion thereof) ending December 31, calculated on the basis of a year of 360 days comprised of twelve 30-day months; and (ii) if a dividend (other than a dividend payable in shares of Common Stock) is declared during such semi-annual period on the Common Stock, (or any class thereof), subject to the approval or consent of the holders of the Series G Preferred Stock as provided in Section 4 hereof, an amount per share equal to the aggregate amount of dividends declared with respect to that number of shares of the Common Stock into which the Series G Preferred Stock then outstanding shall then be convertible pursuant to Section 5 hereof, divided by the number of shares of the Series G Preferred Stock then outstanding (together with the rate contained in Section 2(a)(i), the “Dividend Rate”) The “Base Amount” shall initially be $10.00 per share of the Series G Preferred Stock, in respect of which the dividend is being calculated. Such dividends shall be payable at the option of the Corporation in cash or in lieu of such cash payment by issuance of shares of Series G Preferred Stock to holders of Series G Preferred Stock; provided, however, that all accrued but unpaid dividends on the Series G Preferred Stock must be paid, in arrears, in cash, before payment of any cash dividends on any other series or class of capital stock of the Corporation.
               (b) Dividends on a share of Series G Preferred Stock shall accrue and be cumulative from and after the Original Issuance Date up to the first to occur of (i) a Liquidation or (ii) the conversion of such share of Series G Preferred Stock into Common Stock. Dividends shall be payable semi-annually when, as and if declared by the Board of Directors of the Corporation, on June 30 and December 31 of each year (each, a “Dividend Reference Date”), commencing on December 31, 2000. In the event that the full amount of a dividend in respect of any share of Series G Preferred Stock is not paid during any such six-month period or portion thereof, the Base Amount shall be increased by the amount of the dividend not paid, effective as of the immediately succeeding July 1 or January 1, as applicable. To the extent not paid on any such Dividend Reference Date, all dividends which have accrued on each share of Series G Preferred Stock outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon such Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Series G Preferred Stock until paid to the holder thereof. If any Dividend Reference Date occurs on a day other than a Business Day, any dividends otherwise payable on such Dividend Reference Date shall be paid on the next Business Day. Dividends shall be paid to the holders of record of the Series G Preferred Stock as their names shall appear on the share register of the Corporation on the record date for such dividend.
               (c) If the Corporation pays less than the total amount of dividends then accrued on the Total Preferred Stock, such cash payment or issuance of shares of Total Preferred Stock shall be made on a pari passu basis pro rata among the holders of the Total Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of the Total Preferred Stock held by each such holder. If and when any shares of Total Preferred Stock are issued under this Section 1(c) for payment of accrued dividends, such shares of Total Preferred Stock shall be deemed to be validly issued and outstanding and fully paid and nonassessable. After payment of all dividends owing to the holders of Total Preferred Stock, such holders shall share ratably (on an as if converted basis) in any dividends thereafter paid on the Common Stock.
               (d) In the event the Corporation shall fail to pay in full all accrued dividends on all shares of the Total Preferred Stock, then the Corporation shall not thereafter declare or pay or set apart for payment any dividend or other distribution upon, or purchase, redeem, or acquire for consideration, any shares of Common Stock or any other stock ranking on a parity with or junior to the Total Preferred Stock as to dividends.
               (e) Notwithstanding anything to the contrary in this Certificate of Designation, in the event any conversion (including into Common Stock), redemption or liquidation occurs as of a date other than a Dividend Reference Date, the holder of Series G Preferred Stock shall be paid a pro rata dividend equal to the dividend payable for that six month period ending upon the Dividend Reference Date multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last payment on a Dividend Reference Date and the denominator of which is the number of days contained between the applicable Dividend Reference Dates.
               (f) The amount of any dividends accrued on any share of the Series G Preferred Stock on any Dividend Reference Date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such Dividend Reference Date, whether or not earned or declared. The amount of dividends accrued on any share of the Series G Preferred Stock on any date other than a Dividend Reference Date shall be deemed to be the sum of (i) the amount of any unpaid dividends accumulated thereon to and including the last preceding Dividend Reference Date, whether or not earned or declared, and (ii) an amount determined by multiplying (x) the greater of the Dividend Rates by (y) a fraction, the numerator of which shall be the number of days from the last preceding Dividend Reference Date to and including the date on which such calculation is made and the denominator of which shall be the number of days contained between the applicable Dividend Reference Dates.
               (g) Immediately prior to authorizing or making any distribution in redemption or liquidation with respect to the Series G Preferred Stock (other than a purchase or acquisition of Series G Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all Total Preferred Stock), the Board of Directors of the Corporation shall, to the extent of any funds legally available therefore, declare a dividend in cash on the

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Series G Preferred Stock payable on the distribution date in an amount equal to any accrued and unpaid dividends on the Series G Preferred Stock as of such date.
          3. Liquidation.
               (a) Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series G Preferred Stock shall be entitled to receive, pro rata on a pari passu basis with holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of the Series G Preferred Stock, an amount equal to the Liquidation Amount for each such share of Series G Preferred Stock before any distribution shall be made to the holders of the Common Stock or any other class of capital stock of the Corporation ranking junior to the Total Preferred Stock. If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Total Preferred Stock the full Liquidation Amount for each such series of Total Preferred Stock to which they shall be entitled, the holders of each such series of Total Preferred Stock shall share in any distribution of assets in accordance with such full Liquidation Amount (pro rata on a pari passu basis in accordance with the total Liquidation Amount for each such series of Total Preferred Stock that each such holder would have received had there been such sufficient assets). After the payment of the full Liquidation Amount for each such series of Preferred Stock to the holders of Preferred Stock, such holders of Preferred Stock shall share ratably (on an as if converted basis as adjusted for stock splits, stock dividends, combinations, recapitalizations and other events) with the holders of Common Stock in all remaining assets of the Corporation available for distribution to its stockholders; provided, that in no event will the holders of Preferred Stock receive upon a Liquidation more than the greater of the Liquidation Amount per share or the amount per share such holders would have been entitled to receive if such shares of Preferred Stock had been converted into Common Stock immediately prior to the Liquidation.
               (b) Except with respect to holders that elect to convert their shares of Series G Preferred Stock into Common Stock, for purposes of this Section 3, the holders of a majority of the Series G Preferred Stock may elect to treat a Sale of the Corporation as a Liquidation.
               (c) The Corporation shall provide written notice to each holder of Series G Preferred Stock at least 20 days prior to any event of Liquidation or Sale of the Corporation. By giving written notice to the Corporation prior to any Liquidation or Sale of the Corporation, the holders of Series G Preferred Stock may, at their option, elect to forego their preference for Liquidation and have their shares of Series G Preferred Stock converted into Common Stock immediately prior to the event of Liquidation or Sale of the Corporation.
          4. Voting Rights.
               (a) Prior to the conversion of Series G Preferred Stock, the Series G Preferred Stock shall not be entitled to any vote and the holders thereof shall not be entitled to vote as stockholders of the Corporation, except as set forth in paragraph (b) of this Section 4.

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               (b) So long as at least twenty-five percent (25%) of the shares of Series G Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least a majority of the shares of Series G Preferred Stock then outstanding, voting as a separate class, take any action to:
                    (i) be merged with or into any other corporation or entity;
                    (ii) sell all or substantially all of its assets to any third party;
                    (iii) authorize, designate or issue any shares of a new class or series of equity securities senior to the Series G Preferred Stock as to liquidation preference, redemption or dividends;
                    (iv) repurchase, redeem or retire any shares of Series G Preferred Stock or other stock ranking as to redemption, conversion, payment of dividends or distribution of assets on a parity with the Series G Preferred Stock (“Parity Stock”), except pursuant to any provision of this Certificate of Designation;
                    (v) repurchase, redeem or retire any shares of Common Stock or any other shares of stock of any class of the Corporation, whether or not presently authorized, ranking as to redemption, conversion, payment of dividends or distribution of assets junior to the Series G Preferred Stock (“Junior Stock”);
                    (vi) amend the Certificate of Incorporation of the Corporation or this Certificate of Designation in any manner adverse to the holders of the Series G Preferred Stock (it being understood and agreed that the amendment of the Certificate of Incorporation for the purpose of authorizing or issuing securities with rights and preferences junior or pari passu with the rights and preferences of the Preferred Stock shall not be deemed to be adverse to the Purchaser);
                    (vii) increase or decrease the authorized number of shares of Series G Preferred Stock or any other series of preferred stock; or
                    (viii) authorize or pay any dividend or other distribution (other than dividends payable to the holders of Series G Preferred Stock as contemplated by Section 2) with respect to the Preferred Stock or the Common Stock.
          5. Conversion.
               (a) Upon the terms set forth in this Section 5, each holder of each share of Series G Preferred Stock shall have the right, at such holder’s option, at any time and from time to time, to convert such share into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount for the Series G Preferred Stock by (B) the Conversion Price (as defined below) for the Series G Preferred Stock, as last adjusted for stock splits, stock dividends, combinations, recapitalizations and other events, and then in effect, by surrender of the certificate representing such share. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series

4

G Preferred Stock shall be $10.00 for the Series G Preferred Stock, as adjusted pursuant to Section 5(f) below (the “Conversion Price”). The holder of any shares of Series G Preferred Stock may exercise the conversion right pursuant to this Section 5(a) by delivering to the Corporation the certificate for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made or upon the consummation of a Qualified Public Offering as provided below, if applicable (in each such case, the “Conversion Date”). The Corporation shall give holders of Series G Preferred Stock reasonable prior notice of a Sale of the Corporation, including the price and material terms and conditions thereof, in other to provide such holders a reasonable opportunity to consider whether to convert the Series G Preferred Stock into Common Stock at or prior to such Sale of the Corporation.
               (b) Upon the consummation of a Qualified Public Offering, each share of Series G Preferred Stock shall automatically be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount for the Series G Preferred Stock for the share being converted by (B) the applicable Conversion Price, as last adjusted for stock splits, stock dividends, combinations, recapitalizations and other events, and then in effect.
               (c) As promptly as practicable after the conversion of any shares of Preferred Stock into Common Stock under Section 5(a), 5(b) or
5(c) above, the Corporation shall issue and deliver upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 5(c) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date, and the rights of the holder of the shares of Preferred Stock so converted shall cease on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver, upon the written order of the holder of the certificate so surrendered for conversion, to the place designated by such holder, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.
               (d) Upon conversion, the Corporation will not be obligated to issue fractional shares of its Common Stock and shall distribute cash in lieu of such fractional shares. The number of full shares of Common Stock issuable upon conversion of each such the Series G Preferred Stock shall be computed on the basis of the aggregate number of shares of the Series G Preferred Stock to be converted. If fractional shares of Common Stock which would otherwise be issuable upon conversion of any such share are not issued, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board and (ii) such fractional

5

interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.
               (e) The Conversion Price for each share of Series G Preferred Stock shall be subject to adjustment from time to time as follows:
               (i) If the Corporation shall, at any time or from time to time after the Original Issuance Date issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the applicable Conversion Price, then (x) with respect to any such issuance prior to completion of a Qualified Public Offering (including any shares issued in such Qualified Public Offering), the applicable Conversion Price as in effect immediately prior to each such issuance shall forthwith be lowered to a price equal to the issuance, conversion, exchange or exercise price, as applicable, of any such securities so issued and (y) with respect to any issuance after the completion of a Qualified Public Offering, the applicable Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered in accordance with
Section 5(e)(ii) below.
               (ii) If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the applicable Conversion Price, and in accordance with the provisions in Section 5(e)(i) above, then the applicable Conversion Price of each such series of Preferred Stock, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:
                    (A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the applicable Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by
                    (B) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately after the issuance of such Common Stock.
               (iii) For the purposes of any adjustment of the applicable Conversion Price pursuant to clauses (i) and (ii) above, the following provisions shall be applicable:
                    (A) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

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                    (B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value Per Share thereof notwithstanding any accounting treatment.
                    (C) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded Stock:
                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5(e)(iii) (A) and 5(e)(iii)(B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;
                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 5(e)(iii)(A) and 5(e)(iii)(B) above);
                    (3) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to the Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and
                    (4) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to the Conversion Price as would

7

have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights relaxed to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.
               (iv) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.
               (v) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.
               (vi) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series G Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series G Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.
               (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least .1% in such Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustments. All calculations under Sections 5(e)(i) through 5(e)(vi) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

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               (viii) In any case in which the provisions of this Section 5(e) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series G Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) if applicable, paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 5(d) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares and such cash.
               (ix) Whenever the Conversion Price shall be adjusted as provided in Sections 5(e)(i) and 5(e)(ii), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also file such statements with its transfer agent or agents for its Preferred Stock and Common Stock. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Preferred Stock affected by the adjustment at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of Section 5(e)(x) below.
               (x) If the Corporation shall propose to take any action of the types described in clauses (iv), (v) or (vi) of this Section 5(e), the Corporation shall give notice to each holder of shares of Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Preferred Stock, In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
               (xi) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series G Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series G Preferred Stock.

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               (xii) Without duplication of any other adjustment provided for in this Section 5(e), at any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each holder of Series G Preferred Stock shall receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which it would have received had its shares of Series G Preferred Stock been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section 5 with respect to the rights of such holder of Series G Preferred Stock.
               (xiii) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5(e) and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holders of Series G Preferred Stock against impairment.
               (xiv) The computations of all amounts under this Section 5(e) shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 5(e) have previously been made so as to maintain the relative economic interest of the Series G Preferred Stock vis a vis other securities issued by the Corporation.
               (xv) The Corporation shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all times less than or equal to the Conversion Price. The Corporation shall pay all issue taxes, if any, incurred in connection with the issuance of its Common Stock or other securities or properties on conversion of any shares of the Series G Preferred Stock, but the Corporation shall not pay any transfer or other taxes incurred by reason of the issuance of such Common Stock or other securities or properties in names other than those in which the share or shares of the Series G Preferred Stock surrendered for conversion may stand.
          6. Redemption.
               (a) The Corporation shall be obligated to redeem and shall promptly redeem all of the shares of Series G Preferred Stock, upon written request by the holders of a majority of the issued and outstanding shares of Series G Preferred Stock after the occurrence of a Triggering Event, for an amount per share equal to (i) the Liquidation Amount, plus (ii) on a per share basis, an amount equal to all dividends, if any, accumulated and unpaid, whether or not

10

declared or earned (including any dividends thereon calculated through the date of redemption) (the “Mandatory Redemption Obligation”).
               (b) If and so long as the Mandatory Redemption Obligation with respect to the Series G Preferred Stock shall not fully be discharged, the Corporation shall not, directly or indirectly, declare or pay any dividend or make any distributions on, or purchase, redeem or retire, or satisfy any mandatory or optional redemption sinking fund or other similar obligation in respect of, any Parity Stock or Junior Stock or warrants, rights or options exercisable for any such Parity Stock or Junior Stock (other than dividends or distributions payable in a particular class or series of such Parity Stock or Junior Stock, as the case may be, to holders thereof).
          7. Definitions.
          As used herein, the following terms shall have the following meanings:
               (a) “Affiliate” shall mean, with respect to any Person, (i) a director or officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.
               (b) “Board” shall mean the Board of Directors of the Corporation.
               (c) “Change of Control of the Corporation” shall mean any transaction or any event as a result of which (i) any one or more Persons acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) after the Original Issuance Date 51% or more of any class of stock of the Corporation outstanding at the time having power ordinarily to vote for directors of the Corporation or (ii) the control of more than 51% of the number of shares of Common Stock held by Persons on the Original Issuance Date has been transferred (excluding transfers by and among such Persons) since the Original Issuance Date in the aggregate. For purpose of this paragraph (c), “Common Stock” shall include shares of Common Stock issuable upon exercise of warrants, options and other rights to acquire Common Stock outstanding on the Original Issuance Date, whether or not at the time exercised or exercisable.
               (d) “Common Stock” shall mean the Common Stock, par value $.001, of the Corporation.
               (e) “Common Stock Equivalent” shall mean all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all securities of the Corporation that are convertible, exchangeable or exercisable for Common Stock and all Common Stock appreciation rights, phantom Common Stock rights and other rights to acquire, or to receive or to be paid amounts of, the Common Stock.
               (f) “Excluded Stock” shall mean (A) up to 10,000,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock issuable upon

11

exercise of stock options granted to officers, employees, consultants, vendors or directors of the Corporation or its subsidiaries; (B) shares of Common Stock issued upon conversion of shares of Total Preferred Stock, (C) shares of Common Stock issued upon exercise of any existing warrants, notes or other instruments convertible or exercisable for Common Stock as of the date hereof; and (D) Common Stock or other equity securities (“Strategic Issuances”) issued as part of a strategic arrangement or alliance by the Corporation or its Subsidiaries to building licensors, landlords, carriers, joint venture partners, vendors (other than equipment vendors and software vendors), consultants, lessors or lenders, and securities or instruments issued in connection with acquisitions, as each such transaction is approved by the Board of the Corporation, provided, that, such Strategic Issuances do not, in the aggregate, involve the issuance of securities accounting for in excess of five percent (5%) of the fully diluted outstanding Common Stock of the Company, including in the case of (A), (B), (C), and (D), any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options, warrants or shares, as the case may be.
               (g) “Fair Value Per Share” shall mean the fair value of each share of Stock, as determined in good faith by the Board.
               (h) “Liquidation” shall mean any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including without limitation a liquidation or reorganization under Chapter 11 of the United States Bankruptcy Code, as amended and as may hereinafter be amended), other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in Delaware.
               (i) “Liquidation Amount” shall mean the Original Issuance Price as to each share of Preferred Stock plus any accrued but unpaid dividends.
               (j) “Original Issuance Date” means the date of original issuance of the first share of the Series G Preferred Stock.
               (k) “Original Issuance Price” Shall mean $15.00 per share for the Series D Preferred Stock, $15.00 per share for the Series E Preferred Stock, $30.00 per share for the Series F Preferred Stock and $10.00 per share for the Series G Preferred Stock.
               (l) “Preferred Stock” shall mean the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock.
               (m) “Qualified Public Offering” shall mean fully underwritten public offering (underwritten by a reputable underwriter of national reputation) of shares of Common Stock registered pursuant to the Securities Act with proceeds to the Company of at least $75,000,000 (net of underwriting discounts and expenses).
               (n) “Sale of the Corporation” shall mean (1) the sale of all or substantially all of the Corporation’s assets to a Person who is not an Affiliate of the Corporation, (ii) the sale or transfer of the outstanding capital stock of the Corporation to one or more Persons who are not Affiliates of the Corporation, or (iii) the merger or consolidation of the Corporation with or into another Person who is not an Affiliate of the Corporation, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding

12

capital stock of the Corporation, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case maybe, immediately following such transaction. A sale (or multiple related sales) of one or more subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.
               (o) “Securities Purchase Agreement” shall mean that certain agreement dated as of June 30, 2000 by and among the Corporation and the purchaser named therein, as the same may be amended, modified or supplemented from time to time.
               (p) “Series C Preferred Stock” shall mean the Series C Preferred Stock, par value $.001, of the Corporation.
               (q) “Series D Preferred Stock” shall mean the Series D Preferred Stock, par value $.001, of the Corporation.
               (r) “Series E Preferred Stock” shall mean the Series E Preferred Stock, par value, $.001, of the Corporation.
               (s) “Series F Preferred Stock” shall mean the Series F Preferred Stock, par value, $.001, of the Corporation.
               (t) “Stock” shall mean (i) the presently issued and outstanding shares of Common Stock and Total Preferred Stock and any options or stock subscription warrants exercisable therefor (which options and warrants shall be deemed to be that number of outstanding shares of Stock for which they are exercisable), (ii) any additional shares of capital stock of the Corporation hereafter issued and outstanding and (iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised.
               (u) “Total Preferred Stock” shall mean the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock.
               (v) “Triggering Event” shall mean the earlier to occur of (i) a Change of Control, or (ii) the sale of a majority of the assets of the Corporation.

13

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:07 PM 07/31/2000
001386235 – 3230910
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
FIBERNET HOLDCO, INC.
          FiberNet Holdco, Inc. (the “Corporation”), a Delaware corporation, hereby certifies as follows:
     1. The date of filing of the Corporation’s Certificate of Incorporation (the “Certificate”) with the Secretary of State of Delaware was May 17, 2000 under the name FiberNet Holdco, Inc.
     2. The Certificate is hereby amended by deleting the content of ARTICLE I thereof in its entirety and inserting in lieu thereof the following:
“The name of the corporation (herein called the “Corporation”) is FiberNet Telecom Group, Inc.”
     3. This Certificate of Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, the undersigned officer of FiberNet Holdco, Inc. has executed this Certificate of Amendment to the Certificate of Incorporation this 31st day of July, 2000.

FIBERNET HOLDCO, INC.
By:	/s/ Michael S. Liss
	Name:	Michael S. Liss
President and Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/02/2000
001390584 – 3230910
CERTIFICATE OF ELIMINATION
OF
SERIES G PREFERRED STOCK
OF
FIBERNET TELECOM GROUP, INC.
(formerly known as FiberNet Holdco, Inc.)
(Pursuant to Section 151(g) of the
Delaware General Corporation Law)
          FiberNet Telecom Group, Inc. (formerly known as FiberNet Holdco, Inc.), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify that the following resolutions respecting Series G Preferred Stock were duly adopted by the Corporation’s Board of Directors:
     RESOLVED, that no shares of the Corporation’s Series G Preferred Stock are outstanding and that no shares of the Series G Preferred Stock will be issued subject to the Certificate of Designation previously filed with respect to the Series G Preferred Stock; and
     FURTHER RESOLVED, that the officers of the Corporation are directed to file with the Secretary of State of the State of Delaware a certificate pursuant to Section 151(g) of the General Corporation Law of the State of Delaware setting forth these resolutions in order to eliminate from the Corporation’s Certificate of Incorporation all matters set forth in the Certificate of Designation with respect to the Series G Preferred Stock.

     In witness whereof, the Corporation has caused this Certificate to be signed by its duly authorized officer this 31st day July, 2000.

FIBERNET TELECOM GROUP, INC.
By:	/s/ Michael S. Liss
Michael S. Liss
President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/11/2000
001407507 – 3230910
CERTIFICATE OF DESIGNATION
OF
SERIES I PREFERRED STOCK
OF
FIBERNET TELECOM GROUP, INC.
(a Delaware corporation)
          The undersigned natural persons of age at least 18 years of age, Michael S. Liss and Roy (Trey) D. Farmer III, being the President and Secretary, respectively, of FiberNet Telecom Group, Inc., a corporation organized and existing under the laws of the State of Delaware, on behalf of said corporation, hereby certify as follows:
          FIRST: The name of the corporation (hereinafter the “Corporation”) is FiberNet Telecom Group, Inc.
          SECOND: The Certificate of Designations of the Series I Preferred Stock, $.001 par value, of the Corporation attached hereto as Exhibit A (“Certificate of Designation”) was duly adopted in accordance with Sections 141(f) and 151 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, we have executed this Certificate of Designation this 11th day of August, 2000.

/s/ Michael S. Liss

Michael S. Liss
President

/s/ Roy (Trey) D. Farmer III

Roy (Trey) D. Farmer III
Secretary

Exhibit A
SERIES I PREFERRED STOCK
          1. Authorized Shares.
          90,000 shares of Series 1 Preferred Stock, $.001 par value (“Series I Preferred Stock”) of the Corporation have been authorized by the Corporation for issuance.
          2. Dividends.
               (a) The holders of Series I Preferred Stock shall be entitled to receive (i) dividends at the rate of 8% per annum (payable semi-annually) of the Base Amount (as adjusted from time to time as provided below) for each 12-month period (or portion thereof) ending December 31, calculated on the basis of a year of 360 days comprised of twelve 30-day months; and (ii) if a dividend (other than a dividend payable in shares of Common Stock) is declared during such semi-annual period on the Common Stock, (or any class thereof), subject to the approval or consent of the holders of the Series I Preferred Stock as provided in Section 4 hereof, an amount per share equal to the aggregate amount of dividends declared with respect to that number of shares of the Common Stock into which the Series I Preferred Stock then outstanding shall then be convertible pursuant to Section 5 hereof, divided by the number of shares of the Series I Preferred Stock then outstanding (together with the rate contained in Section 2(a)(i), the “Dividend Rate”) The “Base Amount” shall initially be $120.00 per share of the Series I Preferred Stock, in respect of which the dividend is being calculated. Such dividends shall be payable at the option of the Corporation in cash or in lieu of such cash payment by issuance of shares of Series I Preferred Stock to holders of Series I Preferred Stock; provided, however, that all accrued but unpaid dividends on the Series I Preferred Stock must be paid, in arrears, in cash, before payment of any cash dividends on any other series or class of capital stock of the Corporation.
               (b) Dividends on a share of Series I Preferred Stock shall accrue and be cumulative from and after the Original Issuance Date up to the first to occur of (i) a Liquidation or (ii) the conversion of such share of Series I Preferred Stock into Common Stock. Dividends shall be payable semi-annually when, as and if declared by the Board of Directors of the Corporation, on June 30 and December 31 of each year (each, a “Dividend Reference Date”), commencing on December 31, 2000. In the event that the full amount of a dividend in respect of any share of Series I Preferred Stock is not paid during any such six-month period or portion thereof, the Base Amount shall be increased by the amount of the dividend not paid, effective as of the immediately succeeding July 1 or January 1, as applicable. To the extent not paid on any such Dividend Reference Date, all dividends which have accrued on each share of Series I Preferred Stock outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon such Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Series I Preferred Stock until paid to the holder thereof. If any Dividend Reference Date occurs on a day other than a Business Day, any dividends otherwise payable on such Dividend Reference Date shall be paid on the next Business Day, Dividends shall be paid to the holders of record of the Series I Preferred Stock as their names shall appear on the share register of the Corporation on the record date for such dividend.
               (c) If the Corporation pays less than the total amount of dividends then accrued on the Total Preferred Stock, such cash payment or issuance of shares of Total Preferred Stock shall be made on a pari passu basis pro rata among the holders of the Total Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of the Total Preferred Stock held by each such holder. If and when any shares of Total Preferred Stock are issued under this Section 1(c) for payment of accrued dividends, such shares of Total Preferred Stock shall be deemed to be validly issued and outstanding and fully paid and nonassessable. After payment of all dividends owing to the holders of Total Preferred Stock, such holders shall share ratably (on an as if converted basis) in any dividends thereafter paid on the Common Stock.
               (d) In the event the Corporation shall fail to pay in full all accrued dividends on all shares of the Total Preferred Stock, then the Corporation shall not thereafter declare or pay or set apart for payment any dividend or other distribution upon, or purchase, redeem, or acquire for consideration, any shares of Common Stock or any other stock ranking on a parity with or junior to the Total Preferred Stock as to dividends.
               (e) Notwithstanding anything to the contrary in this Certificate of Designation, in the event any conversion (including into Common Stock), redemption or liquidation occurs as of a date other than a Dividend Reference Date, the holder of Series I Preferred Stock shall be paid a pro rata dividend equal to the dividend payable for that six month period ending upon the Dividend Reference Date multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last payment on a Dividend Reference Date and the denominator of which is the number of days contained between the applicable Dividend Reference Dates.
               (f) The amount of any dividends accrued on any share of the Series I Preferred Stock on any Dividend Reference Date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such Dividend Reference Date, whether or not earned or declared. The amount of dividends accrued on any share of the Series I Preferred Stock on any date other than a Dividend Reference Date shall be deemed to be the sum of (i) the amount of any unpaid dividends accumulated thereon to and including the last preceding Dividend Reference Date, whether or not earned or declared, and (ii) an amount determined by multiplying (x) the greater of the Dividend Rates by (y) a fraction, the numerator of which shall be the number of days from the last preceding Dividend Reference Date to and including the date on which such calculation is made and the denominator of which shall be the number of days contained between the applicable Dividend Reference Dates.
               (g) Immediately prior to authorizing or making any distribution in redemption or liquidation with respect to the Series I Preferred Stock (other than a purchase or acquisition of Series I Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all Total Preferred Stock), the Board of Directors of the Corporation shall, to the extent of any funds legally available therefor, declare a dividend in cash on the

Series I Preferred Stock payable on the distribution date in an amount equal to any accrued and unpaid dividends on the Series I Preferred Stock as of such date.
               (h) Of the 90,000 authorized shares of Series I Preferred Stock, 27,500 shares may only be issued by the Corporation as in-kind dividends on previously issued shares of the Series I Preferred Stock in accordance with Section 2(a) and this subsection (h) and may not be issued for any other payment or consideration. If the Board of Directors elects (a “Dividend Election”) to pay the dividends in-kind by the issuance of shares of Series I Preferred Stock (a “Payment-in-Kind”), the Corporation shall promptly notify the holders of record of the Series I Preferred Stock entitled to such dividend of the election to make the Payment-in-Kind in lieu of cash dividends for a Dividend Reference Date. A Dividend Election for any particular Dividend Reference Date shall operate only for such Dividend Reference Date. Each Payment-in-Kind shall be equal in amount to that number of shares of Series I Preferred Stock that is equal in number to the aggregate cash dividend otherwise payable on any such Dividend Reference Date divided by $120, and shall be allocated on a pro rata basis to each holder entitled to receive such dividend. Certificates representing the shares of Series I Preferred Stock issuable on payment of any Payment-in-Kind shall be delivered to each holder entitled to receive such Payment-in-Kind (in appropriate denominations) as soon as practicable after the Dividend Election is made.
          3. Liquidation.
               (a) Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series I Preferred Stock shall be entitled to receive, pro rata on a pari passu basis with holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of the Series I Preferred Stock, an amount equal to the Liquidation Amount for each such share of Series I Preferred Stock before any distribution shall be made to the holders of the Common Stock or any other class of capital stock of the Corporation ranking junior to the Total Preferred Stock. If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Total Preferred Stock the full Liquidation Amount for each such series of Total Preferred Stock to which they shall be entitled, the holders of each such series of Total Preferred Stock shall share in any distribution of assets in accordance with such full Liquidation Amount (pro rata on a pari passu basis in accordance with the total Liquidation Amount for each such series of Total Preferred Stock that each such holder would have received had there been such sufficient assets). After the payment of the full Liquidation Amount for each such series of Preferred Stock to the holders of Preferred Stock, such holders of Preferred Stock shall share ratably (on an as if converted basis as adjusted for stock splits, stock dividends, combinations, recapitalizations and other events) with the holders of Common Stock in all remaining assets of the Corporation available for distribution to its stockholders; provided, that in no event will the holders of Preferred Stock receive upon a Liquidation more than the greater of the Liquidation Amount per share or the amount per share such holders would have been entitled to receive if such shares of Preferred Stock had been converted into Common Stock immediately prior to the Liquidation.

               (b) Except with respect to holders that elect to convert their shares of Series I Preferred Stock into Common Stock, for purposes of this Section 3, the holders of a majority of the Series I Preferred Stock may elect to treat a Sale of the Corporation as a Liquidation.
               (c) The Corporation shall provide written notice to each holder of Series I Preferred Stock at least 20 days prior to any event of Liquidation or Sale of the Corporation. By giving written notice to the Corporation prior to any Liquidation or Sale of the Corporation, the holders of Series I Preferred Stock may, at their option, elect to forego their preference for Liquidation and have their shares of Series I Preferred Stock converted into Common Stock immediately prior to the event of Liquidation or Sale of the Corporation.
          4. Voting Rights.
               (a) Prior to the conversion of Series I Preferred Stock, the Series I Preferred Stock shall not be entitled to any vote and the holders thereof shall not be entitled to vote as stockholders of the Corporation, except as set forth in paragraph (b) of this Section 4.
               (b) So long as at least twenty-five percent (25%) of the shares of Series I Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least a majority of the shares of Series I Preferred Stock then outstanding, voting as a separate class, take any action to:
                    (i) be merged with or into any other corporation or entity;
                    (ii) sell all or substantially all of its assets to any third party;
                    (iii) authorize, designate or issue any shares of a new class or series of equity securities senior to the Series I Preferred Stock as to liquidation preference, redemption or dividends;
                    (iv) repurchase, redeem or retire any shares of Series I Preferred Stock or other stock ranking as to redemption, conversion, payment of dividends or distribution of assets on a parity with the Series I Preferred Stock (“Parity Stock”), except pursuant to any provision of this Certificate of Designation;
                    (v) repurchase, redeem or retire any shares of Common Stock or any other shares of stock of any class of the Corporation, whether or not presently authorized, ranking as to redemption, conversion, payment of dividends or distribution of assets junior to the Series I Preferred Stock (“Junior Stock”);
                    (vi) amend the Certificate of Incorporation of the Corporation or this Certificate of Designation in any manner adverse to the holders of the Series I Preferred Stock (it being understood and agreed that the amendment of the Certificate of Incorporation for the purpose of authorizing or issuing securities with rights and preferences junior or pari passu with the rights and preferences of the Preferred Stock shall not be deemed to be adverse to the Purchaser);

                    (vii) increase or decrease the authorized number of shares of Series I Preferred Stock or any other series of preferred stock;
                    (viii) authorize or pay any dividend or other distribution (other than dividends payable to the holders of Series I Preferred Stock as contemplated by Section 2) with respect to the Preferred Stock or the Common Stock; or
                    (ix) issue any additional shares of Series H Preferred Stock (other than in connection with the payment of in-kind dividends on previously issued shares of Series H Preferred Stock).
          5. Conversion.
               (a) Upon the terms set forth in this Section 5, each holder of each share of Series I Preferred Stock shall have the right, at such holder’s option, at any time and from time to time, to convert such share into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount for the Series I Preferred Stock by (B) the Conversion Price (as defined below) for the Series I Preferred Stock, as last adjusted for stock splits, stock dividends, combinations, recapitalizations and other events, and then in effect, by surrender of the certificate representing such share. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series I Preferred Stock shall be $12.00 for the Series I Preferred Stock, as adjusted pursuant to Section 5(f) below (the “Conversion Price”). The holder of any shares of Series I Preferred Stock may exercise the conversion right pursuant to this Section 5(a) by delivering to the Corporation the certificate for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made or upon the consummation of a Qualified Public Offering as provided below, if applicable (in each such case, the “Conversion Date”). The Corporation shall give holders of Series I Preferred Stock reasonable prior notice of a Sale of the Corporation, including the price and material terms and conditions thereof, in other to provide such holders a reasonable opportunity to consider whether to convert the Series I Preferred Stock into Common Stock at or prior to such Sale of the Corporation.
               (b) Upon the consummation of a Qualified Public Offering, each share of Series I Preferred Stock shall automatically be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount for the Series I Preferred Stock for the share being converted by (B) the applicable Conversion Price, as last adjusted for stock splits, stock dividends, combinations, recapitalizations and other events, and then in effect. Notwithstanding the foregoing, upon a conversion under this subsection (b), the holders of the Series I Preferred Stock shall not have a right to receive or vote any shares of Common Stock unless and until the earlier to occur of (i) the filing of all notices and reports as may be required under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) and the expiration or early termination of the applicable waiting period under the HSR Act, or (ii) the delivery to the Corporation by the holders of the

Series I Preferred Stock of a certificate stating that no filing under the HSR Act is required in order for the holders of the Series I Preferred Stock to receive or vote their shares of Common Stock upon conversion; provided further, following the earlier to occur of (i) or (ii), such right of the holders of Series I Preferred Stock to receive shares of Common Stock upon the conversion of their shares of Series I Preferred Stock pursuant to this subsection (b) shall automatically exist. The Corporation shall hold in escrow, pending satisfaction of either of the conditions set forth in (i) or (ii), the shares of Common Stock to which the holders of Series I Preferred Stock are entitled following the automatic conversion of their shares as a result of the consummation of a Qualified Public Offering. If required by the HSR Act, the Corporation shall promptly make any necessary filings under the HSR Act.
               (c) As promptly as practicable after the conversion of any shares of Preferred Stock into Common Stock under Section 5(a), 5(b) or
5(c) above, the Corporation shall issue and deliver upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 5(e) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date, and the rights of the holder of the shares of Preferred Stock so converted shall cease on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver, upon the written order of the holder of the certificate so surrendered for conversion, to the place designated by such holder, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.
               (d) Upon conversion, the Corporation will not be obligated to issue fractional shares of its Common Stock and shall distribute cash in lieu of such fractional shares. The number of full shares of Common Stock issuable upon conversion of each such the Series I Preferred Stock shall be computed on the basis of the aggregate number of shares of the Series I Preferred Stock to be converted. If fractional shares of Common Stock which would otherwise be issuable upon conversion of any such share are not issued, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.
               (e) The Conversion Price for each share of Series I Preferred Stock shall be subject to adjustment from time to time as follows:
               (i) If the Corporation shall, at any time or from time to time after the Original Issuance Date issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the applicable Conversion

Price, then (x) with respect to any such issuance prior to completion of a Qualified Public Offering (including any shares issued in such Qualified Public Offering), the applicable Conversion Price as in effect immediately prior to each such issuance shall forthwith be lowered to a price equal to the issuance, conversion, exchange or exercise price, as applicable, of any such securities so issued and (y) with respect to any issuance after the completion of a Qualified Public Offering, the applicable Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered in accordance with Section 5(e)(ii) below.
               (ii) If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the applicable Conversion Price, and in accordance with the provisions in Section 5(e)(i) above, then the applicable Conversion Price of each such series of Preferred Stock, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:
                    (A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the applicable Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by
                    (B) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately after the issuance of such Common Stock.
               (iii) For the purposes of any adjustment of the applicable Conversion Price pursuant to clauses (i) and (ii) above, the following provisions shall be applicable:
                    (A) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.
                    (B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value Per Share thereof notwithstanding any accounting treatment.
                    (C) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded Stock:
                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5(e)(iii) (A) and 5(e)(iii)(B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;
                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 5(e)(iii)(A) and 5(e)(iii)(B) above);
                    (3) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to the Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and
                    (4) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to the Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights relaxed to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

               (iv) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.
               (v) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.
               (vi) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series I Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series I Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.
               (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least .1% in such Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustments. All calculations under Sections 5(e)(i) through 5(e)(vi) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.
               (viii) In any case in which the provisions of this Section 5(e) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series I Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) if applicable, paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 5(d) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares and such cash.
               (ix) Whenever the Conversion Price shall be adjusted as provided in Sections 5(e)(i) and 5(e)(ii), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also file such statements with its transfer agent or agents for its Preferred Stock and Common Stock. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Preferred Stock affected by the adjustment at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of Section 5(e)(x) below.
               (x) If the Corporation shall propose to take any action of the types described in clauses (iv), (v) or (vi) of this Section 5(e), the Corporation shall give notice to each holder of shares of Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
               (xi) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series I Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series I Preferred Stock.
               (xii) Without duplication of any other adjustment provided for in this Section 5(e), at any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each holder of Series I Preferred Stock shall receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which it would have received had its shares of Series I Preferred Stock been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section 5 with respect to the rights of such holder of Series I Preferred Stock.
               (xiii) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5(e) and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holders of Series I Preferred Stock against impairment.
               (xiv) The computations of all amounts under this Section 5(e) shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 5(e) have previously been made so as to maintain the relative economic interest of the Series 1 Preferred Stock vis a vis other securities issued by the Corporation.
               (xv) The Corporation shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all times less than or equal to the Conversion Price. The Corporation shall pay all issue taxes, if any, incurred in connection with the issuance of its Common Stock or other securities or properties on conversion of any shares of the Series I Preferred Stock, but the Corporation shall not pay any transfer or other taxes incurred by reason of the issuance of such Common Stock or other securities or properties in names other than those in which the share or shares of the Series I Preferred Stock surrendered for conversion may stand.
          6. Redemption.
               (a) The Corporation shall be obligated to redeem and shall promptly redeem all of the shares of Series I Preferred Stock, upon written request by the holders of a majority of the issued and outstanding shares of Series I Preferred Stock after the occurrence of a Triggering Event, for an amount per share equal to (i) the Liquidation Amount, plus (ii) on a per share basis, an amount equal to all dividends, if any, accumulated and unpaid, whether or not declared or earned (including any dividends thereon calculated through the date of redemption) (the “Mandatory Redemption Obligation”).
               (b) If and so long as the Mandatory Redemption Obligation with respect to the Series I Preferred Stock shall not fully be discharged, the Corporation shall not, directly or indirectly, declare or pay any dividend or make any distributions on, or purchase, redeem or retire, or satisfy any mandatory or optional redemption, sinking fund or other similar obligation in respect of, any Parity Stock or Junior Stock or warrants, rights or options exercisable for any such Parity Stock or Junior Stock (other than dividends or distributions payable in a particular class or series of such Parity Stock or Junior Stock, as the case may be, to holders thereof).

          7. Definitions.
          As used herein, the following terms shall have the following meanings:
               (a) “Affiliate” shall mean, with respect to any Person, (i) a director or officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.
               (b) “Board” shall mean the Board of Directors of the Corporation.
               (c) “Change of Control of the Corporation” shall mean any transaction or any event as a result of which (i) any one or more Persons acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) after the Original Issuance Date 51% or more of any class of stock of the Corporation outstanding at the time having power ordinarily to vote for directors of the Corporation or (ii) the control of more than 51% of the number of shares of Common Stock held by Persons on the Original Issuance Date has been transferred (excluding transfers by and among such Persons) since the Original Issuance Date in the aggregate. For purpose of this paragraph (c), “Common Stock” shall include shares of Common Stock issuable upon exercise of warrants, options and other rights to acquire Common Stock outstanding on the Original Issuance Date, whether or not at the time exercised or exercisable.
               (d) “Common Stock” shall mean the Common Stock, par value $.001, of the Corporation.
               (e) “Common Stock Equivalent” shall mean all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all securities of the Corporation that are convertible, exchangeable or exercisable for Common Stock and all Common Stock appreciation rights, phantom Common Stock rights and other rights to acquire, or to receive or to be paid amounts of, the Common Stock.
               (f) “Excluded Stock” shall mean (A) up to 10,000,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock issuable upon exercise of stock options granted to officers, employees, consultants, vendors or directors of the Corporation or its subsidiaries, (B) shares of Common Stock issued upon conversion of shares of Total Preferred Stock, (C) shares of Common Stock issued upon exercise of any existing warrants, notes or other instruments convertible or exercisable for Common Stock as of the date hereof; and (D) Common Stock or other equity securities (“Strategic Issuances”) issued as part of a strategic arrangement or alliance by the Corporation or its Subsidiaries to building licensors, landlords, carriers, joint venture partners, vendors (other than equipment vendors and software vendors), consultants, lessors or lenders, and securities or instruments issued in connection with acquisitions, as each such transaction is approved by the Board of the Corporation, provided, that, such Strategic Issuances do not, in the aggregate, involve the issuance of securities accounting for in excess of five percent (5%) of the fully diluted outstanding Common Stock of the Company, including in the case of (A), (B), (C), and (D), any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options, warrants or shares, as the case may be.
               (g) “Fair Value Per Share” shall mean the fair value of each share of Stock, as determined in good faith by the Board.
               (h) “Liquidation” shall mean any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including without limitation a liquidation or reorganization under Chapter 11 of the United States Bankruptcy Code, as amended and as may hereinafter be amended), other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in Delaware.
               (i) “Liquidation Amount” shall mean the Original Issuance Price as to each share of Preferred Stock plus any accrued but unpaid dividends.
               (j) “Original Issuance Date” means the date of original issuance of the first share of the Series I Preferred Stock.
               (k) “Original Issuance Price” shall mean $15.00 per share for the Series D Preferred Stock, $15.00 per share for the Series E Preferred Stock, $30.00 per share for the Series F Preferred Stock, $100.00 per share for the Series H Preferred Stock and $120.00 per share for the Series I Preferred Stock.
               (l) “Preferred Stock” shall mean the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series H Preferred Stock and the Series I Preferred Stock.
               (m) “Qualified Public Offering” shall mean fully underwritten public offering (underwritten by a reputable underwriter of national reputation) of shares of Common Stock registered pursuant to the Securities Act with proceeds to the Company of at least $75,000,000 (net of underwriting discounts and expenses).
               (n) “Sale of the Corporation” shall mean (1) the sale of all or substantially all of the Corporation’s assets to a Person who is not an Affiliate of the Corporation, (ii) the sale or transfer of the outstanding capital stock of the Corporation to one or more Persons who are not Affiliates of the Corporation, or (iii) the merger or consolidation of the Corporation with or into another Person who is not an Affiliate of the Corporation, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case maybe, immediately following such transaction. A sale (or multiple related sales) of one or more subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.

               (o) “Securities Purchase Agreement” shall mean that certain agreement dated as of August 11, 2000 by and among the Corporation and the purchaser named therein, as the same may be amended, modified or supplemented from time to time.
               (p) “Series C Preferred Stock” shall mean the Series C Preferred Stock, par value $.001, of the Corporation.
               (q) “Series D Preferred Stock” shall mean the Series D Preferred Stock, par value $.001, of the Corporation.
               (r) “Series E Preferred Stock” shall mean the Series E Preferred Stock, par value, $.001, of the Corporation.
               (s) “Series F Preferred Stock” shall mean the Series F Preferred Stock, par value, $.001, of the Corporation.
               (t) “Series H Preferred Stock” shall mean the Series H Preferred Stock, par value $.001, of the Corporation.
               (u) “Stock” shall mean (i) the presently issued and outstanding shares of Common Stock and Total Preferred Stock and any options or stock subscription warrants exercisable therefor (which options and warrants shall be deemed to be that number of outstanding shares of Stock for which they are exercisable), (ii) any additional shares of capital stock of the Corporation hereafter issued and outstanding and (iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised.
               (v) “Total Preferred Stock” shall mean the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series H Preferred Stock and Series I Preferred Stock.
               (w) “Triggering Event” shall mean the earlier to occur of (i) a Change of Control, or (ii) the sale of a majority of the assets of the Corporation.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/06/2001
010623845 — 3230910
CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND
PREFERENCES OF THE
SERIES J CONVERTIBLE PREFERRED STOCK
CONSISTING OF
SERIES J-1 CONVERTIBLE PREFERRED STOCK,
SERIES J-2 CONVERTIBLE PREFERRED STOCK AND
SERIES J-3 CONVERTIBLE PREFERRED STOCK
OF
FIBERNET TELECOM GROUP, INC.
          The undersigned, the Chief Executive Officer of FiberNet Telecom Group, Inc., a Delaware corporation (the “Company”), in accordance with the provisions of the Delaware General Corporation Law, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the following resolution creating a series of Series J Convertible Preferred Stock, was duly adopted on November 28, 2001:
          RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), there hereby is created out of the shares of Preferred Stock, par value $.001 per share, of the Company authorized in Article IV of the Certificate of Incorporation (the “Preferred Stock,”), a series of Preferred Stock of the Company, to be named “Series J Convertible Preferred Stock,” consisting of “Series J-1 Convertible Preferred Stock,” “Series J-2 Convertible Preferred Stock” and “Series J-3 Convertible Preferred Stock,” consisting of One Thousand One Hundred (1,100) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:
          1. Designation and Rank. The designation of such series of the Preferred Stock shall be the Series J Convertible Preferred Stock, par value $.001 per share, consisting of Series J-1 Convertible Preferred Stock (the “Series J-1 Preferred Stock”), Series J-2 Convertible Preferred Stock (the “Series J-2 Preferred Stock”) and Series J-3 Convertible Preferred Stock (the “Series J-3 Preferred Stock,” and together with the Series J-1 Preferred Stock and the Series J-2 Preferred Stock, the “Series J Preferred Stock”). The number of shares of Series J Preferred Stock shall be One Thousand One Hundred (1,100) Shares, of which three hundred sixty (360) shares shall be designated Series J-1 Preferred Stock, four hundred thirty (430) shares shall be designated Series J-2 Preferred Stock and three hundred ten (310) shares shall be designated Series J-3 Preferred Stock. The Series J Preferred Stock shall rank (i) prior to the common stock, par value $.001 per share (the “Common Stock”), and to all other classes and series of equity securities of the Company which by its terms docs not rank senior to the Series J Preferred Stock (“Junior Stock”); (ii) on parity with the Series H Convertible Preferred Stock, and (iii) junior to any class or series of equity securities which by its terms shall rank senior to the Series J Preferred Stock. The Series J Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding. The Series J-1 Preferred Stock, Series J-2 Preferred Stock and Series J-3 Preferred Stock shall have the same rights, designations, powers, preferences and relative and other special rights and the same qualifications, limitations and restrictions except with respect to each such series, the Floor Price as defined in Section 5(d) hereof) shall be calculated and fixed on the date of issuance of each such series.

     2. Dividends. The holders of record of shares of Series J Preferred Stock shall not be entitled to receive any dividends.
     3. Voting Rights.
          (a) Class Voting Rights. The Series J Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Section 3(b) hereof). So long as ten percent (10%) of the Series J Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least three-fourths (3/4) of the shares of the Series J Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series J Preferred Stock vote separately as a class: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Preferred Stock, ranking prior to the Series J Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series J Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series J Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of the Company’s Junior Stock; (iv) amend the Certificate of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series J Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock or any other class or series of equity securities which by its terms shall rank on parity with the Series J Preferred Stock shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; (v) effect any distribution with respect to Junior Stock (except for issuances or deemed issuances of securities in connection with a repricing or adjustment to the exercise price of any outstanding options or warrants in accordance with Section 5(e)(iii)(ix) hereof); or (vi) reclassify the Company’s outstanding securities (except for issuances or deemed issuances of securities in connection with a repricing or adjustment to the exercise price of any outstanding options or warrants in accordance with Section 5(e)(iii)(ix) hereof).
          (b) General Voting Rights. Except with respect to transactions upon which the Series J Preferred Stock shall be entitled to vote separately as a class pursuant to Section 3(a) above and except as otherwise required by Delaware law, the Series J Preferred Stock shall have no voting rights. The Common Stock into which the Series J Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.
     4. Liquidation Preference.
          (a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series J Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company whether such assets are capital or surplus of any nature, an amount equal to $10,000 per share (the “Liquidation Preference Amount”) of the Series J Preferred Stock before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount payable to the holders of outstanding shares of the Series J Preferred Stock and any series of preferred stock or any other class of stock on a parity, as to rights on liquidation, dissolution or winding up, with the Series J Preferred Stock, then all of said assets will be distributed among the holders of the Series H Convertible Preferred Stock, Series J Preferred Stock and the other classes of stock on a parity with the Series H Convertible Preferred Stock and Series J Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series J Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series J Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by the Company’s independent, outside accountant) or a combination thereof, provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series J Preferred Stock has been paid in cash the full Liquidation Preference Amount to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series J Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.
          (b) A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4. In the event of the merger or consolidation of the Company with or into another corporation, the Series J Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.
          (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than forty-five (45) days prior to the payment date stated therein, to the holders of record of the Series J Preferred Stock at their respective addresses as the same shall appear on the books of the Company.
     5. Conversion. The holder of Series J Preferred Stock shall have the following conversion rights (the “Conversion Rights”):
          (a) Right to Convert. At any time on or after the Issuance Date, the holders of any such shares of Series J Preferred Stock may, at such holder’s option, subject to the limitations set forth in Section 7 herein, elect to convert (a “Voluntary Conversion”) all or any portion of the outstanding shares of Series J Preferred Stock held by such persons into a number of fully paid and nonassessable shares of Common Stock (the “Conversion Rate”) equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series J Preferred Stock being converted divided by (ii) the Conversion Price (as defined in Section 5(d)(iii) below) then in effect as of the date of the delivery by such holder of its notice of election to convert.
          (b) Mechanics of Voluntary Conversion. The Voluntary Conversion of Series J Preferred Stock shall be conducted in the following manner:

          (i) Holder’s Delivery Requirements. To convert Series J Preferred Stock into full shares of Common Stock on any date (the “Voluntary Conversion Date”), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), to the Company, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such Voluntary Conversion Date but in no event later than six (6) business days after such date the original certificates representing the shares of Series J Preferred Stock being converted (or an affidavit together with an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”) and the originally executed Conversion Notice.
          (ii) Company’s Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall, within three (3) business days following the date of receipt by the Company of both, issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series J Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than five (5) business days after receipt of the Preferred Stock Certificate(s) and at the Company’s expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series J Preferred Stock not converted.
          (iii) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder’s Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company’s independent, outside accountant. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed calculations. Such accountant’s calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder’s calculation was correct, or by the holder, in the event the Company’s calculation was correct, or equally by the Company and the holder in the event that neither the Company’s or the holder’s calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designation shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).
          (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series J Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.
           (v) Company’s Failure to Timely Convert. If within three (3) business days of the Company’s receipt of the Conversion Notice and the Preferred Stock Certificates to be converted (the “Share Delivery Period”) the Company shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder’s conversion of the Series J Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Series J Preferred Stock to which such holder is entitled pursuant to Section 5(b)(ii) (a “Conversion Failure”), in addition to all other available remedies which such holder may pursue hereunder and under the Purchase Agreement dated as of December 6, 2001 (the “Purchase Agreement”) between the Company and the initial holder of the Series J Preferred Stock (including indemnification pursuant to Section 6 thereof), the Company shall pay additional damages to such holder on each business day after such third (3rd) business day that such conversion is not timely effected in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series J Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 5(b)(ii) and (B) the Closing Bid Price (as defined in Section 5(d) below) of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 5(b)(ii). If the Company fails to pay the additional damages set forth in this Section 5(b)(v) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2% per month (pro rated for partial months) until such payments are made.
     (c) Intentionally Omitted.
     (d) Conversion Price.
          (i) The term “Conversion Price” shall mean ninety percent (90%) of the Market Price; provided, however, that the Conversion Price shall never be less than 90% of the Floor Price (as defined below).
          (ii) The term “Market Price” means the average of the five (5) lowest Volume Weighted Average Prices (as defined below) for the Company’s Common Stock during the fifteen (15) trading days immediately prior to the Voluntary Conversion Date, subject to adjustment under Section 5(e) hereof; provided, that the Market Price shall never be greater than $.50.

          (iii) The term “Volume Weighted Average Price” shall mean the daily volume weighted average price (based on a Trading Day from 9:30 a.m. to 4:00 p.m., eastern time) of the Common Stock of the Company on the Nasdaq National Market (or any successor thereto) as reported by Bloomberg Financial LP using the AQR function.
          (iv) The term “Floor Price” shall mean 50% of the Market Price immediately prior to the date of calculation of such Floor Price; provided, however, that the Floor Price for the initial issuance of the Series J Preferred Stock shall be fixed at $.20 unless adjusted under Section 5(e) hereof. Upon each subsequent issuance of the Series J Preferred Stock, the Floor Price shall be calculated and fixed as of the date of such subsequent issuance for such subsequent issuance and shall be the Floor Price unless adjusted under Section 5(e) hereof. For such subsequent issuance, the Floor Price shall never be calculated to be less than $.10 (unless adjusted pursuant to Section 5(e) hereof) nor greater than $.20.
          (v) The term “Closing Bid Price” shall mean, for any security as of any date, the last closing bid price of such security in the Nasdaq National Market for such security as reported by Bloomberg, or if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series J Preferred Stock.
     (e) Adjustment of Conversion Price.
          (i) Adjustments for Issuance of Additional Shares of Common Stock.
          (A) In the event the Company, shall, at any time, from time to time, issue or sell any additional shares of Common Stock or any securities convertible into or exchangeable for, directly or indirectly, Common Stock (the “Additional Shares of Common Stock”), at a price per share less than the Floor Price then in effect or without consideration, the Floor Price then in effect shall be reduced to a price equal to the consideration per share paid for such Additional Shares of Common Stock.
          (ii) Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.
          (iii) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series J Preferred Stock upon the grant of issuances of securities in connection with (i) the exercise of warrants held by the holders of Series J Preferred Stock or the issuances of any Series J Preferred Stock; (ii) issuances of up to 7,000,000 shares of Common Stock pursuant to the Company’s stock option plans and employee stock purchase plans as they now exist or as they may be modified, amended or supplemented in the future; (iii) the issuance shares of Common Stock in connection with the conversion of the Series J Preferred Stock and any other existing class or series of preferred stock or any other options, warrant or other convertible securities outstanding on the Issuance Date; (iv) issuances of securities in connection with a strategic arrangement or alliance to building licensors, landlords, carriers, joint venture partners, vendors, consultants, lessors or lenders, and securities or instruments issued in connection with acquisitions so long as such issuances are not for the purpose of raising capital; (v) issuances in connection with strategic license agreements so long as such issuances are not for the purpose of raising capital; (vi) issuances to acquisition candidates; (vii) issuances for fees paid to an investment to an investment banker or advisor; (viii) issuances in public secondary offerings; (ix) issuances or deemed issuances of securities in connection with a repricing or adjustment to the exercise price of any outstanding options or warrants outstanding on the date of issuance of the Series J Preferred Stock, provided, however, that the Company shall not reprice or adjust the exercise price of greater than 7,000,000 outstanding options at a price below $.30 (as adjusted for any stock splits, dividends, combinations, reclassifications, recapitalizations and similar events); and (x) issuances of securities to the Company’s existing lenders or replacement lenders.
     (f) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series J Preferred Stock against impairment. In the event a holder shall elect to convert any shares of Series J Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless, an injunction from a court, on notice, restraining and/or enjoining conversion of all or part of said shares of Series J Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in the amount of the difference between the Conversion Price and the Closing Bid Price on the trading day preceding the date of the attempted conversion multiplied by the number of shares of Series J Preferred Stock sought to be converted, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.
     (g) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series J Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series J Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series J Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series J Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

     (h) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series J Preferred Stock pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.
     (i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series J Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any capital reorganization of the Company, a merger or consolidation of the Company with or into another corporation, the sale of all or substantially all of the Company’s properties or assets to any other person, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series J Preferred Stock at least twenty (20) days prior to the date on which any capital reorganization of the Company, a merger or consolidation of the Company with or into another corporation, the sale of all or substantially all of the Company’s properties or assets to any other person, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.
     (j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series J Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading days immediately preceding the Voluntary Conversion Date.
     (k) Reservation of Common Stock. The Company shall, so long as any shares of Series J Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series J Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series J Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the shares of Series J Preferred Stock are at any time convertible (assuming a Conversion Price of $.18 upon issuance of the Series J-l Preferred Stock and a Conversion Price of $.09 upon issuance of the Series J-2 Preferred Stock and Series J-3 Preferred Stock). The initial number of shares of Common Stock reserved for conversions of the Series J Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series J Preferred Stock based on the number of shares of Series J Preferred Stock held by each holder at the time of issuance of the Series J Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder’s shares of Series J Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series J Preferred Stock shall be allocated to the remaining holders of Series J Preferred Stock, pro rata based on the number of shares of Series J Preferred Stock then held by such holder. The Company shall, from time to time in accordance with the Delaware General Corporation Law, as amended, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Section 5(k).
          (l) Retirement of Series J Preferred Stock. Conversion of Series J Preferred Stock shall be deemed to have been effected on the applicable Voluntary Conversion Date and such date is referred to herein as the “Conversion Date”. Upon conversion of only a portion of the number of shares of Series J Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering the number of shares of Series J Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(b)(ii).
          (m) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series J Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.
     6. No Preemptive Rights. Except as provided in Section 5 hereof and in the Purchase Agreement, no holder of the Series J Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.
     7. Conversion Restrictions.
          (a) Notwithstanding any other provision herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Series J Preferred Stock if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Series J Preferred Stock (the “Exchange Cap”) without breaching the Company’s obligations to receive shareholder approval prior to such issuance under the rules or regulations of The Nasdaq Stock Market, Inc. or any Alternative Exchange, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by applicable rules of The Nasdaq Stock Market, Inc. or any Alternative Exchange, for issuances of Common Stock in excess of such amount (the “Shareholder Approval”) or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the shares of Series J Preferred Stock then outstanding; provided, however, that notwithstanding anything herein to the contrary, the Company, will issue such number of shares of Common Stock issuable upon conversion of the Series J Preferred Stock at the then current Conversion Price up to the Exchange Cap. If the conversion of any shares of Series J Preferred Stock would result in the issuance of Common Stock which in the aggregate would equal or exceed the Exchange Cap, the Company shall within thirty (30) days of such conversion request, (i) call a meeting of its stockholders in order to seek the Shareholder Approval as required by the applicable rules or regulations of Nasdaq or the Alternative Exchange, as applicable (the “Stockholders Meeting”), which Stockholders Meeting shall take place within sixty (60) days of the conversion request and (ii) file a proxy statement with the Securities and Exchange Commission. Until such approval or written opinion is obtained, no holder of Series J Convertible Preferred Stock pursuant to the Purchase Agreement shall be issued, upon conversion of shares of Series J Preferred Stock, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of shares of Series J Preferred Stock issued to such holder pursuant to the Purchase Agreement and the denominator of which is the aggregate amount of all the shares of Series J Preferred Stock issued to the holders pursuant to the Purchase Agreement (the “Cap Allocation Amount”). In the event that any holder of Series J Preferred Stock shall convert all of such holder’s shares of Series J Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Cap Allocation Amount, then the difference between such holder’s Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Series J Preferred Stock on a pro rata basis in proportion to the number of shares of Series J Preferred Stock then held by each such holder. If the Company obtains the Shareholder Approval, the Company shall be obligated to issue upon conversion of the Series J Preferred Stock, in the aggregate, shares of Common Stock in excess of the Exchange Cap. If the Company fails to obtain the Shareholder Approval or call the Stockholder Meeting within the time period set forth herein, any holder of Series J Preferred Stock may exercise its rights pursuant to
Section 9(a) hereof. Nothing in this Section 7(a) shall limit a holder’s right to request conversion of its shares of Series J Preferred Stock or such holder’s rights under Section 9 hereof.
          (b) Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, at no time may a holder of shares of Series J Preferred Stock convert shares of the Series J Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder owning more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of Series J Preferred Stock providing the Company with seventy-five (75) days notice (pursuant to Section 5(i) hereof) (the “Waiver Notice”) that such holder would like to waive Section 7(b) of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series J Preferred Stock, this Section 7(b) shall be of no force or effect with regard to those shares of Series J Preferred Stock referenced in the Waiver Notice.
     8. Redemption.
          (a) Redemption Option Upon Major Transaction. In addition to all other rights of the holders of Series J Preferred Stock contained herein and to the extent the Company has not previously delivered a Company’s Redemption Notice (as defined below) or the holders of the Series J Preferred Stock have not previously converted, immediately prior to the occurrence of a Major Transaction (as defined below), each holder of Series J Preferred Stock shall have the right, at such holder’s option, to require the Company to redeem all or a portion of such holder’s shares of Series J Preferred Stock as shall be outstanding on such date of a Major Transaction, out of lawfully available funds, at a price per share of Series J Preferred Stock equal to the Liquidation Preference Amount (the “Major Transaction Redemption Price”).
          (b) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Series J Preferred Stock contained herein and to the extent the Company has not previously delivered a Company’s Redemption Notice (as defined below) or the holders of the Series J Preferred Stock have not previously converted, after a Triggering Event (as defined below), each holder of Series J Preferred Stock shall have the right, at such holder’s option, to require the Company to redeem all or a portion of such holder’s shares of Series J Preferred Stock as shall be outstanding on such date of a Triggering Event, out of lawfully available funds, at a price per share of Series J Preferred Stock equal to 150% of the Liquidation Preference Amount (the “Triggering Event Redemption Price” and the “Major Transaction Redemption Price” are sometimes individually referred to herein as the “Redemption Price”).
          (c) Remedy and Rights. Notwithstanding anything else contained herein to the contrary, including for an event identified in Section 8(e)(iv), the Company shall not be required to redeem, pursuant to the provisions of Section 8(b) hereof, any portion of a holder’s outstanding Series J Preferred Stock, or shares of Common Stock issued upon conversion of the Series J Preferred Stock, to the extent the issuance of such Series J Preferred Stock or Common Stock has been registered under the Securities Act of 1933, as amended, and the Common Stock continues to be listed on the Nasdaq National Market, Nasdaq SmallCap Market, the OTC Bulletin Board, the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. In addition, the Company’s failure to maintain the effectiveness of the Registration Statement (as such terms are defined in the Purchase Agreement) or failure to conduct each of the Second Closing or Third Closing (as such term is defined in the Purchase Agreement), as applicable, shall not be deemed a breach of any representation, warranty or covenant of the Purchase Agreement, this Certificate of Designation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby.
          (d) “Major Transaction”. A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:
               (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities);
                (ii) the sale or transfer of all or substantially all of the Company’s assets; or
                (iii) consummation of a purchase, tender or exchange offer made for the outstanding shares of Common Stock to the holders of more than 30% of the outstanding shares of Common Stock within eighteen (18) months from the date of filing of this Certificate of Designation.
          (e) “Triggering Event”. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:
                (i) the suspension from listing or the failure of the Common Stock to be listed on the Nasdaq National Market, the Nasdaq SmallCap Market, the OTC Bulletin Board, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc., as applicable, for a period of five (5) consecutive trading days;
                (ii) the Company’s notice to any holder of Series J Preferred Stock, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 9) or its intention not to comply with proper requests for conversion of any Series J Preferred Stock into shares of Common Stock;
               (iii) the Company’s failure to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Designation within ten (10) business days after the receipt by the Company of the Conversion Notice and the Preferred Stock Certificates; or
               (iv) the Company breaches any representation, warranty or covenant of the Purchase Agreement, this Certificate of Designation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in the Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of a least fifteen (15) days.
          (f) Mechanics of Redemption at Option of Buyer Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Major Transaction”) to each holder of Series J Preferred Stock. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of Series J Preferred Stock then outstanding may require the Company to redeem, effective immediately prior to the consummation of such Major Transaction, all of the holder’s Series J Preferred Stock then outstanding by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Buyer Upon Major Transaction”) to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of shares of Series J Preferred Stock that such holder is electing to redeem and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 8(a) above.
          (g) Mechanics of Redemption at Option of Buyer Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to each holder of Series J Preferred Stock. At any time after the earlier of a holder’s receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Series J

Preferred Stock then outstanding may require the Company to redeem all of the Series J Preferred Stock by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Buyer Upon Triggering Event”) to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of shares of Series J Preferred Stock that such holder is electing to redeem and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 8(b) above.
          (h) Payment of Redemption Price. Upon the Company’s receipt of a Notice(s) of Redemption at Option of Buyer Upon Triggering Event or a Notice(s) of Redemption at Option of Buyer Upon Major Transaction from any holder of Series J Preferred Stock, the Company shall immediately notify each holder of Series J Preferred Stock by facsimile of the Company’s receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event or Notice(s) of Redemption at Option of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Company such holder’s Preferred Stock Certificates which such holder has elected to have redeemed. The Company shall deliver the applicable Major Transaction Redemption Price immediately prior to the consummation of the Major Transaction; provided that a holder’s Preferred Stock Certificates shall have been so delivered to the Company; provided further that if the Company is unable to redeem all of the Series J Preferred Stock to be redeemed, the Company shall redeem an amount from each holder of Series J Preferred Stock being redeemed equal to such holder’s pro-rata amount (based on the number of shares of Series J Preferred Stock held by such holder relative to the number of shares of Series J Preferred Stock outstanding) of all Series J Preferred Stock being redeemed. If the Company shall fail to redeem all of the Series J Preferred Stock submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series J Preferred Stock may have under this Certificate of Designation and the Purchase Agreement, the applicable Redemption Price payable in respect of such unredeemed Series J Preferred Stock shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Redemption Price in full to a holder of shares of Series J Preferred Stock submitted for redemption, such holder shall have the option (the “Void Optional Redemption Option”) to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the shares of Series J Preferred Stock that were submitted for redemption by such holder(s) under this Section 8 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the “Void Optional Redemption Notice”). Upon the Company’s receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Major Transaction shall be null and void with respect to those shares of Series J Preferred Stock submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Series J Preferred Stock submitted to the Company by each holder for redemption under this Section 8(d) and for which the applicable Redemption Price has not been paid and (iii) the Conversion Price of such returned shares of Series J Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. A holder’s delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 8 shall have priority to payments to stockholders other than holders of Series H Convertible Preferred Stock in connection with a Major Transaction.
          (i) Company’s Redemption Option. The Company may redeem all or a portion of the Series J Preferred Stock outstanding upon five (5) days prior written notice (the “Company’s Redemption Notice”) at a price per share of Series J Preferred Stock equal to 150% of the Liquidation Preference Amount plus liquidated damages; provided, that if a holder has delivered a Conversion Notice to the Company or delivers a Conversion Notice within twenty-four (24) hours of receipt of the Company’s Redemption Notice, the shares of Series J Preferred Stock designated to be redeemed may be converted by such holder. The Company’s Redemption Notice shall state the date of redemption which date shall be the sixth (6th) day after the Company has delivered the Company’s Redemption Notice (the “Company’s Redemption Date”), the Company’s Redemption Price and the number of shares to be redeemed by the Company. The Company shall not send a Company’s Redemption Notice unless it has good and clear funds for a minimum of the amount it intends to redeem in a bank account controlled by the Company; provided that if the redemption is expected to be made contemporaneous with the closing of a public underwritten offering of the Company, then the Company may not have good and clear funds in the bank account at the time of the Company’s Redemption Notice and may not send any such Company’s Redemption Notice earlier than the day immediately prior to the date the public offering is priced. The Company shall deliver the Company’s Redemption Price to the holder(s) within five (5) business days after the Company has delivered the Company’s Redemption Notice, provided, that if the holder(s) delivers a Conversion Notice before the Company’s Redemption Date, then the portion of the Company’s Redemption Price which would be paid to redeem the shares of Series J Preferred Stock covered by such Conversion Notice shall be returned to the Company upon delivery of the Common Stock issuable in connection with such Conversion Notice to the holder(s). On the Redemption Date, the Company shall pay the Company’s Redemption Price, subject to any adjustment pursuant to the immediately preceding sentence, to the holder(s) on a pro rata basis, provided, however, that upon receipt by the Company of the Preferred Stock Certificates to be redeemed pursuant to this Section 8(i), the Company shall, on the next business day following the date of receipt by the Company of such Preferred Stock Certificates, pay the Company’s Redemption Price to the holder(s) on a pro rata basis. If the Company fails to pay the Company’s Redemption Price by the sixth (6th) business day after the Company has delivered the Company’s Redemption Notice (or in the case of a public offering, the closing of the public offering), the redemption will be declared null and void and the Company shall lose its right to serve a Company’s Redemption Notice in the future.
          (j) Notwithstanding any other provision herein to the contrary, in the event that the holders of Series H Convertible Preferred Stock are entitled to redemption rights relating to any event for which the holders of the Series J Preferred Stock also are entitled to redemption rights under this Section 8, redemptions made by the Company to all such holders shall be made on a pro rata basis based on the aggregate redemption proceeds that would have been received by such holders for the shares being redeemed had the full amount of redemption proceeds been available.

     9. Inability to Fully Convert.
          (a) Holder’s Option if Company Cannot Fully Convert. If, upon the Company’s receipt of a Conversion Notice, the Company cannot issue shares of Common Stock for any reason, including, without limitation, because the Company (w) does not have a sufficient number of shares of Common Stock authorized and available, (x) failed to call the Stockholder Meeting within the time period set forth in Section 7 hereof, or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder of Series J Preferred Stock pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder’s Conversion Notice and pursuant to Section 5(b)(ii) above and, with respect to the unconverted Series J Preferred Stock, the holder, solely at such holder’s option, can elect, within five (5) business days after receipt of notice from the Company thereof to:
               (i) require the Company to redeem, out of lawfully available funds, from such holder those Series J Preferred Stock for which the Company is unable to issue Common Stock in accordance with such holder’s Conversion Notice (“Mandatory Redemption”) at a price per share equal to the Triggering Event Redemption Price as of such Conversion Date (the “Mandatory Redemption Price”); or
                (ii) void its Conversion Notice and retain or have returned, as the case may be, the shares of Series J Preferred Stock that were to be converted pursuant to such holder’s Conversion Notice (provided that a holder’s voiding its Conversion Notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice).
          (b) Mechanics of Fulfilling Holder’s Election. The Company shall immediately send via facsimile to a holder of Series J Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 9(a) above, a notice of the Company’s inability to fully satisfy such holder’s Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder’s Conversion Notice, (ii) the number of Series J Preferred Stock which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Section 9(a) above by delivering written notice via facsimile to the Company (“Notice in Response to Inability to Convert”).
          (c) Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 9(a)(i) above, the Company shall pay the Mandatory Redemption Price in cash to such holder within thirty (30) days of the Company’s receipt of the holder’s Notice in Response to Inability to Convert, provided that prior to the Company’s receipt of the holder’s Notice in Response to Inability to Convert the Company has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all Conversion Shares issuable to such holder can and will be delivered to the holder. If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 9(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption

Price), in addition to any remedy such holder of Series J Preferred Stock may have under this Certificate of Designation and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may (i) void the Mandatory Redemption with respect to those Series J Preferred Stock for which the full Mandatory Redemption Price has not been paid, (ii) receive back such Series J Preferred Stock, and (iii) require that the Conversion Price of such returned Series J Preferred Stock be adjusted to the lesser of (A) the Conversion Price and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption.
          (d) Pro-rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Series J Preferred Stock on the same day and the Company can convert and redeem some, but not all, of the Series J Preferred Stock pursuant to this Section 9, the Company shall convert and redeem from each holder of Series J Preferred Stock electing to have Series J Preferred Stock converted and redeemed at such time an amount equal to such holder’s pro-rata amount (based on the number shares of Series J Preferred Stock held by such holder relative to the number shares of Series J Preferred Stock outstanding) of all shares of Series J Preferred Stock being converted and redeemed at such time.
          (e) Notwithstanding any other provision herein to the contrary, in the event that the holders of Series H Convertible Preferred Stock are entitled to conversion or redemption rights relating to any event for which the holders of the Series J Preferred Stock also are entitled to conversion or redemption rights under this Section 9, conversions or redemptions made by the Company to all such holders shall be made on a pro rata basis based on the aggregate conversion shares or redemption proceeds that would have been received by such holders for the shares being converted or redeemed had the full amount of conversion shares or redemption proceeds been available.
     10. Vote to Change the Terms of or Issue Preferred Stock. So long as ten percent (10%) of the shares of Series J Preferred Stock remain outstanding, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than three-fourths (3/4) of the then outstanding shares of Series J Preferred Stock, shall be required (a) for any change to this Certificate of Designation or the Company’s Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series J Preferred Stock, provided that issuances of securities junior to the Series J Preferred Stock will not be deemed to amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series J Preferred Stock, or (b) for the issuance of shares of Series J Preferred Stock other than pursuant to the Purchase Agreement.
     11. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series J Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series J Preferred Stock into Common Stock.

     12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series J Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series J Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
     13. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series J Preferred Stock and shall not be construed against any person as the drafter hereof.
     14. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series J Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 6th day of December, 2001.

FIBERNET TELECOM GROUP, INC.
By:	/s/ Michael S. Liss
	Name:	Michael S. Liss
	Title:	Chief Executive Officer

EXHIBIT I
FIBERNET TELECOM GROUP, INC.
CONVERSION NOTICE
Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series J Preferred Stock of FiberNet Telecom Group, Inc. (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series J Preferred Stock, par value $.001 per share (the “Preferred Shares”), of FiberNet Telecom Group, Inc., a Delaware corporation (the “Company ), indicated below into shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

     The Common Stock have been sold pursuant to the Registration Statement (as defined in the Purchase Agreement): YES           NO
Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

PRICES ATTACHED

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/25/2002
020661679 — 3230910
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
FIBERNET TELECOM GROUP, INC.
     Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), FIBERNET TELECOM GROUP, INC., a Delaware corporation (the “Corporation”), does hereby certify as follows:
     FIRST: The amendment effected hereby was duly authorized by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Sections 242 and 222 of the DGCL and shall be executed, acknowledged and filed in accordance with Section 103 of the DGCL.
     SECOND: Section (a) of Article IV of the Company’s Certificate of Incorporation, as amended, is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,020,000,000 shares, of which 2,000,000,000 shares shall be designated common stock, $.001 par value per share (“Common Stock”) and 20,000,000 shares shall be designated preferred stock, $.001 par value per share (“Preferred Stock”).”
          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on this 25 day of October, 2002, and the signature of the undersigned shall constitute the affirmation and acknowledgement of the undersigned, under penalties of perjury, that this Certificate is the act and deed of the undersigned and that the facts stated in this Certificate are true.

FIBERNET TELECOM GROUP, INC.
By:	Michael S. Liss
	Name:	Michael S. Liss
	Title:	President

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:47 AM 05/09/2003
FILED 11:40 AM 05/09/2003
SRV 030302111 — 3230910 FILE
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
FIBERNET TELECOM GROUP, INC.
          FiberNet Telecom Group, Inc. (the “Corporation”), a Delaware corporation, hereby certifies as follows:
     1. The date of filing of the Corporation’s Certificate of Incorporation (the “Certificate”) with the Secretary of State of Delaware was May 17, 2000 under the name FiberNet Holdco, Inc.
     2. The Certificate is hereby amended by adding to the end of ARTICLE IV thereof the following:
“***
(c) The Corporation hereby declares that each thirty (30) shares of the outstanding shares of the Corporation’s Common Stock as of the date of filing of this Certificate of Amendment to the Certificate of Incorporation, be converted and reconstituted into one share of Common Stock. No fractional shares shall be issued upon such conversion and reconstitution. Instead, the Corporation will pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Corporation’s Common Stock on the Nasdaq SmallCap Market during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Split, which amount is hereby determined to equal the fair market value of the Corporation’s Common Stock upon the effective time of the Reverse Split.”
     3. This Certificate of Amendment has been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.
     4. This Certificate of Amendment shall be effective on May 12, 2003 at 8:30 A.M. EST.
     IN WITNESS WHEREOF, the undersigned officer of FiberNet Telecom Group, Inc. has executed this Certificate of Amendment to the Certificate of Incorporation this 8th day of May 2003.

FIBERNET TELECOM GROUP, INC.
By:	/s/ Jon A. Deluca
	Name:	Jon A. DeLuca
	Title:	Senior Vice President — Finance & Chief Financial Officer

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
OF
FIBERNET TELECOM GROUP, INC.
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “corporation”) is
FIBERNET TELECOM GROUP, INC.
          2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.
          3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on April 24, 2003.

/s/ Jon A. Deluca
Name:	Jon A. Deluca
Title:	Sr. Vice President & CFO

State of Delaware
Secretary of State
Division of Corporations	DE BC D-:COA CERTIFICATE OF CHANGE 09/00 (#163)
Delivered 10:39 AM 05/16/2003
FILED 10:39 AM 05/16/2003
SRV 030318630 — 3230910 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:28 AM 05/24/2005
FILED 08:25 AM 05/24/2005
SRV 050426101 — 3230910 FILE
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
FIBERNET TELECOM GROUP, INC.
          FiberNet Telecom Group, Inc. (the “Corporation”), a Delaware corporation, hereby certifies as follows:
     1. The date of filing of the Corporation’s Certificate of Incorporation (the “Certificate”) with the Secretary of State of Delaware was May 17, 2000 under the name FiberNet Holdco, Inc.
     2. The Certificate is hereby amended by deleting paragraph (c) of ARTICLE IV in its entirety and replacing it with the following:
“ARTICLE IV
***
(c) The Corporation hereby declares that each ten (10) shares of the outstanding shares of the Corporation’s Common Stock as of the date of filing of this Certificate of Amendment to the Certificate of Incorporation, be converted and reconstituted into one share of Common Stock. No fractional shares shall be issued upon such conversion and reconstitution. Instead, the Corporation will pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Corporation’s Common Stock on the Nasdaq SmallCap Market during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Split, which amount is hereby determined to equal the fair market value of the Corporation’s Common Stock upon the effective time of the Reverse Split.”
     3. This Certificate of Amendment has been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.
     4. This Certificate of Amendment shall be effective on May 25, 2005 at 8:30 A.M. EST.
     IN WITNESS WHEREOF, the undersigned officer of FiberNet Telecom Group, Inc. has executed this Certificate of Amendment to the Certificate of Incorporation this 24th day of May 2005.

FIBERNET TELECOM GROUP, INC.
By:	/s/ Edward Granaghan
	Name:	Edward Granaghan
	Title:	Senior Vice President — Finance & Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:30 PM 03/13/2007
FILED 12:30 PM 03/13/2007
SRV 070312899 — 3230910 FILE
STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER
The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:
1.	The name of this corporation is FiberNet Telecom Group, Inc.

2.	Its registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, City of Wilmington, 19808, County of New Castle the name of its registered agent is Corporation Service Company.

3.	The date of filing of the original Certificate of Incorporation in Delaware was 05/17/2000.

4.	The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 2007, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.	This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2007, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.
IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 12th day of March A.D. 2007.

By:	/s/ Charles Wiesenhart

Authorized Officer

Name:	Charles Wiesenhart

Print or Type

Title:	CFO, VP — Finance

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:21 AM 09/09/2009
FILED 11:21 AM 09/09/2009
SRV 090841325 — 3230910 FILE
CERTIFICATE OF MERGER
of
ZAYO MERGER SUB, INC.
(a Delaware corporation)
with and into
FIBERNET TELECOM GROUP, INC.
(a Delaware corporation)
Dated as of September 9, 2009
Pursuant to Section 251 of the Delaware General Corporation Law.

     The undersigned corporation does hereby certify that:
     FIRST: The constituent corporations (the “Constituent Corporations”) participating in the merger herein certified (the “Merger”) are:
          (i) Zayo Merger Sub, Inc., which is incorporated under the laws of the State of Delaware (“Merger Sub”); and
          (ii) FiberNet Telecom Group, Inc., which is incorporated under the laws of the State of Delaware (“FiberNet”).
     SECOND: An Agreement and Plan of Merger, dated as of May 28, 2009 between Zayo Group, LLC, a Delaware limited liability company, Merger Sub, and FiberNet (the “Agreement and Plan of Merger”) has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of subsection (c) of Section 251 of the Delaware General Corporation Law (the “DGCL”).
     THIRD: The name of the surviving corporation in the Merger is FiberNet Telecom Group, Inc. (the “Surviving Corporation”).
     FOURTH: The Certificate of Incorporation of FiberNet shall be amended in its entirety in the manner attached hereto as Exhibit A and as so amended, shall be the Certificate of Incorporation of the Surviving Corporation.
     FIFTH: The executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which is as follows:
FiberNet Telecom Group, Inc.
220 West 42nd Street
13th Floor
New York, NY 10036

     SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.
[The remainder of this page is intentionally left blank.]

2

     IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be duly executed by its authorized officer.

FIBERNET TELECOM GROUP, INC.
By:	/s/ Jon DeLuca
Jon DeLuca
President and CEO

[Signature page to certificate of merger]

Exhibit A
CERTIFICATE OF INCORPORATION
OF
FIBERNET TELECOM GROUP, INC.
I.
               The name of this corporation is FiberNet Telecom Group, Inc. (the “Company”).
II.
          The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801, and the name of the registered agent of the Company in the State of Delaware at such address is The Corporation Trust Company.
III.
               The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).
IV.
          This corporation is authorized to issue one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is one thousand (1,000), each having a par value of one-tenth of one cent ($0.001).
V.
          A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws of the corporation.
          B. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

VI.
     A. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent under applicable law. The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the DGCL. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the corporation (and any other persons to which the DGCL permits the corporation to provide indemnification) through the provisions of the Bylaws of the corporation, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable DGCL (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.
     B. This Article VI shall not affect any provision permitted under the DGCL in the Certificate of Incorporation, Bylaws or contract or resolution of the corporation indemnifying or agreeing to indemnify a director or officer against personal liability. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.
VII.
          The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:21 PM 01/29/2010
FILED 06:16 PM 01/29/2010
SRV 100090542 — 3230910 FILE
CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
FIBERNET TELECOM GROUP, INC.
     FiberNet Telcom Group, Inc, a corporation organized and existing under and by virtue of the Delaware General Corporation Law, as amended (the “DGCL”), does hereby certify:
     First: The name of the company is FiberNet Telecom Group, Inc. (the “Company”).
     Second: The date on which the Certificate of Incorporation of the Company was originally filed with the Secretary of State of the State of Delaware is May 17, 2000 under the name FiberNet Holdco, Inc. A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on each of July 31, 2000, October 25, 2002, May 9, 2003 and May 24, 2005 and the Certificate of Incorporation was amended and restated on September 9, 2009.
     Third: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Certificate of Incorporation as follows:
          Article I shall be amended and restated to read in its entirety as follows:
          “The name of this corporation is Zayo Colocation, Inc. (the “Company”).”
          In Witness Whereof, this Certificate of Amendment has been subscribed this 29th day of January, 2010 by the undersigned who affirms that the statements made herein arc true and correct.

/s/ Scott E. Beer
Scott E. Beer
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:27 PM 03/01/2010
FILED 05:29 PM 03/01/2010
SRV 100232743 — 3230910 FILE
DELAWARE CERTIFICATE OF OWNERSHIP AND MERGER
[SUBSIDIARY INTO PARENT SECTION 253]
     Pursuant to Section 253 of the General Corporation Law of Delaware, Zayo Colocation, Inc., a Delaware corporation incorporated on the 17th day of May 2000, pursuant to the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that (a) the Corporation owns 100% of the capital stock of FiberNet Operations, Inc., a Delaware corporation incorporated on the 9th day of December 1999, pursuant to the provisions of the General Corporation Law of the State of Delaware (the “Subsidiary”) and (b) the Corporation, by a duly adopted resolution of its Board of Directors on January 27, 2009, determined to and did merge into itself the Subsidiary which resolution stated:
     Whereas, Zayo Colocation, Inc. (the “Corporation”) lawfully owns 100% of the outstanding equity of FiberNet Operations, Inc. (the “Subsidiary”); and
      Whereas, the Corporation desires to merge into itself the Subsidiary, and to be possessed of all the estate, property, rights, privileges and franchises of the Subsidiary;
     Now, Therefore, Be it Resolved, that, the Corporation merges into itself the Subsidiary and assumes all of the Subsidiary’s liabilities, privileges, rights, property and obligations (the “Merger”);
     Resolved Further, that any authorized officer of the Corporation be, and such officer hereby is, directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge the Subsidiary and assume the Subsidiary’s liabilities, privileges, rights, property and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware;
     Resolved Further, that any such authorized officer of the Corporation be, and such officer hereby is, authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect the Merger.
[REMAINDER INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by an authorized officer this 28th day of February, 2010

Zayo Colocation, Inc.
/s/ Scott E. Beer
Name:	SCOTT E. BEER
Title:	GENERAL COUNSEL, VP & SECRETARY

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:27 PM 03/01/2010
FILED 06:27 PM 03/01/2010
SRV 100233219 — 3230910 FILE
STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANY
INTO A
DOMESTIC CORPORATION
Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:
FIRST: The name of the surviving corporation is Zayo Colocation, Inc., a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is Devnet L.L.C.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.
THIRD: The name of the surviving corporation is Zayo Colocation, Inc.
FOURTH: The merger is to become effective on upon filing.
FIFTH: The Agreement of Merger is on file at 901 Front Street, Suite 200, Louisville, Colorado, 80027, Attn: Legal Department, the place of business of the surviving corporation.
SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.
SEVENTH: The Certificate of Incorporation of the surviving corporation shall be it’s Certificate of Incorporation
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 28th day of February, A.D. 2010.

By:	/s/ Scott E. Beer
Authorized Officer

Name:	SCOTT E. BEER
Print or Type

Title:	GC / VP / SECRETARY